                                                                     EXHIBIT 4.2




                                                                  EXECUTION COPY







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                                  $300,000,000

                                CREDIT AGREEMENT


                                      among


                         Affiliated Managers Group, Inc.



                               The Several Lenders
                        from Time to Time Parties Hereto


                                       and


                            The Chase Manhattan Bank,
                             as Administrative Agent



                         Dated as of September 30, 1997




================================================================================

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
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                                                 TABLE OF CONTENTS

                                                                                                            Page
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
SECTION 1.  DEFINITIONS......................................................................................  1
        1.1  Defined Terms...................................................................................  1
        1.2  Other Definitional Provisions................................................................... 17

SECTION 2.  AMOUNT AND TERMS OF TERM LOAN COMMITMENTS........................................................ 17
        2.1  Tranche A Term Loans and Tranche B Term Loans................................................... 17
        2.2  Procedure for Term Loan Borrowing............................................................... 18
        2.3  Repayment of Tranche A Term Loans and Tranche B Term Loans...................................... 18
        2.4  Evidence of Tranche A Term Loan and Tranche B Term Loan Debt.................................... 20

SECTION 3.  AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS................................................. 21
        3.1  Revolving Credit Commitments.................................................................... 21
        3.2  Procedure for Borrowing......................................................................... 22
        3.3  Commitment Fee.................................................................................. 22
        3.4  Termination or Reduction of Revolving Credit Commitments........................................ 22
        3.5  Repayment of Loans; Evidence of Debt............................................................ 23

SECTION 4.  GENERAL PROVISIONS APPLICABLE TO THE LOANS....................................................... 23
        4.1  Optional Prepayments............................................................................ 23
        4.2  Mandatory Prepayments........................................................................... 24
        4.3  Conversion and Continuation Options............................................................. 25
        4.4  Minimum Amounts and Maximum Number of Tranches.................................................. 25
        4.5  Interest Rates and Payment Dates................................................................ 25
        4.6  Computation of Interest and Fees................................................................ 26
        4.7  Inability to Determine Interest Rate............................................................ 26
        4.8  Pro Rata Treatment and Payments................................................................. 27
        4.9  Illegality...................................................................................... 28
        4.10  Requirements of Law............................................................................ 28
        4.11  Taxes.......................................................................................... 29
        4.12  Indemnity...................................................................................... 30
        4.13  Change of Lending Office....................................................................... 31

SECTION 5.  REPRESENTATIONS AND WARRANTIES................................................................... 31
        5.1  Financial Condition............................................................................. 31
        5.2  No Change....................................................................................... 32
        5.3  Corporate Existence; Compliance with Law........................................................ 32
        5.4  Corporate Power; Authorization; Enforceable Obligations......................................... 32
        5.5  No Legal Bar.................................................................................... 32
        5.6  No Material Litigation.......................................................................... 33
        5.7  No Default...................................................................................... 33
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                                                                                                            Page
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
        5.8  Ownership of Property; Liens.................................................................... 33
        5.9  Taxes .......................................................................................... 33
        5.10  Federal Regulations............................................................................ 33
        5.11  ERISA.......................................................................................... 33
        5.12  Investment Company Act......................................................................... 34
        5.13  Investment Advisory Agreements................................................................. 34
        5.14  Subsidiaries and Other Ownership Interests..................................................... 35
        5.15  Purpose of Loans............................................................................... 35
        5.16  Accuracy and Completeness of Information....................................................... 35

SECTION 6.  CONDITIONS PRECEDENT............................................................................. 35
        6.1  Conditions to Initial Loans..................................................................... 35
        6.2  Conditions to Each Loan......................................................................... 38

SECTION 7.  AFFIRMATIVE COVENANTS............................................................................ 39
        7.1  Financial Statements............................................................................ 39
        7.2  Certificates; Other Information................................................................. 39
        7.3  Payment of Obligations.......................................................................... 41
        7.4  Conduct of Business and Maintenance of Existence................................................ 41
        7.5  Maintenance of Property; Insurance.............................................................. 41
        7.6  Inspection of Property; Books and Records; Discussions.......................................... 41
        7.7  Notices......................................................................................... 41
        7.8     Stock Pledges................................................................................ 42
        7.9     Guarantees................................................................................... 43

SECTION 8.  NEGATIVE COVENANTS............................................................................... 43
        8.1  Financial Condition Covenants................................................................... 43
        8.2  Limitation on Indebtedness...................................................................... 44
        8.3  Limitation on Liens............................................................................. 45
        8.4  Limitation on Guarantee Obligations............................................................. 46
        8.5  Limitation on Fundamental Changes............................................................... 46
        8.6  Limitation on Sale of Assets.................................................................... 47
        8.7  Limitation on Leases............................................................................ 47
        8.8  Limitation on Dividends......................................................................... 47
        8.9  Limitation on Capital Expenditures.............................................................. 48
        8.10  Limitation on Investments, Loans and Advances.................................................. 48
        8.11  Limitation on Optional Payments and Modifications of Debt
                Instruments and Other Documents.............................................................. 49
        8.12  Restriction on Amendments to Revenue Sharing Agreements........................................ 50
        8.13  Limitation on Transactions with Affiliates..................................................... 50
        8.14  Limitation on Changes in Fiscal Year........................................................... 50

SECTION 9.  EVENTS OF DEFAULT................................................................................ 50
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
SECTION 10.  THE ADMINISTRATIVE AGENT........................................................................ 53
        10.1  Appointment.................................................................................... 53
        10.2  Delegation of Duties........................................................................... 53
        10.3  Exculpatory Provisions......................................................................... 53
        10.4  Reliance by Administrative Agent............................................................... 53
        10.5  Notice of Default.............................................................................. 54
        10.6  Non-Reliance on Administrative Agent and Other Lenders......................................... 54
        10.7  Indemnification................................................................................ 55
        10.8  Administrative Agent in Its Individual Capacity................................................ 55
        10.9  Successor Administrative Agent................................................................. 55

SECTION 11.  MISCELLANEOUS................................................................................... 56
        11.1  Amendments and Waivers......................................................................... 56
        11.2  Notices........................................................................................ 56
        11.3  No Waiver; Cumulative Remedies................................................................. 57
        11.4  Survival of Representations and Warranties..................................................... 57
        11.5  Payment of Expenses and Taxes.................................................................. 57
        11.6  Successors and Assigns; Participations and Assignments......................................... 58
        11.7  Adjustments; Set-off........................................................................... 60
        11.8  Counterparts................................................................................... 61
        11.9  Severability................................................................................... 61
        11.10  Integration................................................................................... 61
        11.11  GOVERNING LAW................................................................................. 61
        11.12  Submission To Jurisdiction; Waivers........................................................... 61
        11.13  Acknowledgements.............................................................................. 62
        11.14  WAIVERS OF JURY TRIAL......................................................................... 62
        11.15  Confidentiality............................................................................... 62
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                                      -iii-


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ANNEXES

     Annex I            -     Pricing Grid


SCHEDULES

     Schedule I         -     Lender Commitments
     Schedule 5.1       -     Financial Condition
     Schedule 5.2       -     Changes in Capital Stock
     Schedule 5.9       -     Taxes
     Schedule 5.14      -     Subsidiaries and Other Ownership Interests
     Schedule 8.2(g)    -     Existing Indebtedness
     Schedule 8.3(j)    -     Existing Liens
     Schedule 8.10      -     Loans to Management
     Schedule 8.13      -     Transactions with Affiliates

EXHIBITS

     Exhibit A-1        -     Form of Tranche A Term Note
     Exhibit A-2        -     Form of Tranche B Term Note
     Exhibit A-3        -     Form of Revolving Credit Note
     Exhibit B-1        -     Form of Stock Pledge Agreement
     Exhibit B-2        -     Form of Partnership Pledge Agreement
     Exhibit B-3        -     Form of Limited Liability Company Pledge Agreement
     Exhibit B-4        -     Form of Subsidiary Pledge Agreement
     Exhibit C          -     Form of Borrowing Certificate
     Exhibit D          -     Form of Opinion of Borrower's Counsel
     Exhibit E          -     Form of Assignment and Acceptance
     Exhibit F          -     Form of Confidentiality Agreement
     Exhibit G          -     Terms and Conditions of Subordinated Indebtedness





                                      -iv-


          CREDIT AGREEMENT, dated as of September 30, 1997, among Affiliated Managers Group, Inc., a Delaware corporation (the "BORROWER"), the several banks and other financial institutions from time to time parties to this Agreement (the "LENDERS") and The Chase Manhattan Bank, a New York banking corporation, as administrative agent for the Lenders hereunder (in such capacity, the "ADMINISTRATIVE AGENT").


                              W I T N E S S E T H :


          WHEREAS, the Borrower intends to acquire (the "TBC ACQUISITION"), directly or indirectly, a majority interest in Tweedy, Browne Company L.P. or its successor and its related entities ("TBC"); and

          WHEREAS, the Borrower has acquired, and intends to acquire, directly or indirectly, majority and other equity interests (together with the TBC Acquisition, each an "ACQUISITION") in investment management companies (together with TBC, each as hereinafter further defined, a "MANAGEMENT COMPANY"), and such Management Companies intend to acquire, directly or indirectly, majority and other equity interests (each also an "Acquisition") in other investment management companies (each also a "MANAGEMENT COMPANY"); and

          WHEREAS, the Borrower currently has loans outstanding under the existing $125,000,000 Credit Agreement, dated as of March 6, 1996 among the Borrower, the several lenders parties thereto and The Chase Manhattan Bank (formerly known as Chemical Bank), as administrative agent (the "EXISTING FACILITY"); and

          WHEREAS, the Borrower has requested loans of up to $300,000,000 on a term and a revolving basis to refinance the Existing Facility, to finance the TBC Acquisition and other Acquisitions, to pay the related fees and expenses of the TBC Acquisition and other Acquisitions, to finance certain additional costs related to the TBC Acquisition and other Acquisitions and to finance the working capital and business requirements of the Borrower and its Subsidiaries; and

          WHEREAS, the Lenders are willing to make Loans to the Borrower, subject to the terms and conditions set forth in this Agreement;

          NOW, THEREFORE, the parties hereto hereby agree as follows:


                             SECTION 1. DEFINITIONS

          1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

          "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base

     CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "PRIME RATE" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by The Chase Manhattan Bank in connection with extensions of credit to debtors); "BASE CD RATE" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and
     (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; "THREE-MONTH SECONDARY CD RATE" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board of Governors of the Federal Reserve System (the "BOARD") through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; and "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

          "ABR LOANS": Loans the rate of interest applicable to which is based upon the ABR.

          "ACQUISITION": as defined in the recitals hereto.

          "ADJUSTED EBITDA": as at the end of any fiscal quarter of the Borrower, the average of the Consolidated EBITDA of the Borrower and its Subsidiaries (a) for such fiscal quarter (on an annualized (I.E., times four) and consolidated basis) and (b) for the preceding four fiscal quarters, in each case after giving effect on a PRO FORMA basis to Acquisitions completed during such fiscal period.

          "ADJUSTMENT DATE": each date that is the Second Business Day following receipt by the Administrative Agent of the financial statements required to be delivered pursuant to subsection 7.1.

          "ADMINISTRATIVE AGENT": The Chase Manhattan Bank, together with its affiliates, as the administrative agent for the Lenders under this Agreement and the other Loan Documents.

          "AFFILIATE": as to any Person, any other Person (other than a Subsidiary or a Management Company) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "AGREEMENT": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

          "APPLICABLE MARGIN": the rate per annum as adjusted on each Adjustment Date to the applicable rates per annum set forth on ANNEX I hereto which corresponds to the ratio of Senior Indebtedness to Adjusted EBITDA of the Borrower, determined from the quarterly financial statements referred to in subsection 7.1(b) and with respect to fiscal quarters ended prior to the date hereof, the financial statements heretofore provided to the Administrative Agent; PROVIDED that in the event that the financial statements required to be delivered pursuant to subsection 7.1 are not delivered when due, then

          (a) if such financial statements are delivered after the date required (without giving effect to any applicable cure period) and the Applicable Margin increases from that previously in effect as a result of the delivery of such financial statements, then the Applicable Margin during the period from the date upon which such financial statements were required to be delivered (without giving effect to any applicable cure period) until the date upon which they actually are delivered shall be, except as otherwise provided in clause (c) below, the Applicable Margin as so increased;

          (b) if such financial statements are delivered after the date required and the Applicable Margin decreases from that previously in effect as a result of the delivery of such financial statements, then such decrease in the Applicable Margin shall not become applicable until the date upon which the financial statements actually are delivered; and

          (c) if such financial statements are not delivered prior to the expiration of the applicable cure period, then, effective upon such expiration, for the period from the date upon which such financial statements were required to be delivered (after the expiration of the applicable cure period) until two Business Days following the date upon which they actually are delivered, the Applicable Margin shall be 2.50%, in the case of Eurodollar Loans, and 1.50%, in the case of ABR Loans (it being understood that the foregoing shall not limit the rights of the Administrative Agent and the Lenders set forth in Section 9).

          "ASSET SALE": any sale, issuance, conveyance, transfer, lease or other disposition, including by way of merger, consolidation or sale and leaseback transaction (any of the foregoing, a "transfer"), directly or indirectly, in one or a series of related transactions, of

     (i) all or substantially all of the properties and assets (other than marketable securities, including "margin stock" within the meaning of Regulation U, liquid investments and other financial instruments) of the Borrower or its Subsidiaries, or (ii) any other properties or assets of the Borrower or any Subsidiary, other than in the ordinary course of business, to any Persons other than the Borrower or any of its Subsidiaries. For the purposes of this definition, the term "Asset Sale" shall not include (a) any transfer of properties and assets to the extent that the gross proceeds from the transfer thereof do not exceed (i) $1,000,000 in any transaction or series of related transactions, taken as a whole, or (ii) $5,000,000 (irrespective of the size of the individual transactions) in the aggregate for all such transactions or series of related transactions on or after the Closing Date, and (b) any transfer of the Capital Stock of any Management Company or any of the Subsidiaries of the Borrower to a partner, officer, director, shareholder or member (or any entity owned or controlled by such Person) of a Management Company which is a Subsidiary of the Borrower or in which the Borrower or a Subsidiary has an ownership interest (any such transfer described in this clause (b), a "SHAREHOLDER ASSET SALE"). In addition, with regard to a Subsidiary of the Borrower, the term "Asset Sale" shall include only that portion of the gross proceeds to such Subsidiary from the transfer thereof representing the percentage of such proceeds equal to the percentage of the Borrower's ownership interest in such Subsidiary.

          "ASSIGNEE": as defined in subsection 11.6(c).

          "AVAILABLE REVOLVING CREDIT COMMITMENT": as to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Revolving Credit Lender's Revolving Credit Commitment over
     (b) the aggregate principal amount of all Revolving Credit Loans made by such Revolving Credit Lender then outstanding.

          "BORROWING DATE": any Business Day specified in a notice pursuant to subsection 2.2 or 3.2 as a date on which the Borrower requests the Lenders to make Loans hereunder.

          "BUSINESS DAY": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

          "CAPITAL STOCK": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

          "C/D ASSESSMENT RATE": for any day as applied to any ABR Loan based upon the Base CD Rate the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation (the "FDIC") classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. ss. 327.4 (or any successor provision) to the FDIC (or any successor) for the FDIC's (or such successor's) insuring time deposits at offices of such institution in the United States.

          "C/D RESERVE PERCENTAGE": for any day as applied to any ABR Loan based on the Base CD Rate, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) (the "BOARD"), for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

          "CHANGE OF CONTROL": the occurrence of any of the following events:
     (i) any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) other than TA Associates, Inc. (and entities associated therewith) shall have acquired beneficial ownership of Capital Stock having 50% or more of the ordinary voting power in the election of directors of the Borrower or (ii) TA Associates, Inc. (and entities associated therewith) shall cease to own beneficially and of record at least 50% of the issued and outstanding Capital Stock of the Borrower controlled by them collectively as of the Closing Date (x) other than as a result of a distribution to the investors in TA Associates, Inc. (and the entities associated therewith) after consummation of an Initial Public Offering, (y) other than as a direct result of or in connection with an Initial Public Offering and (z) other than after an Initial Public Offering.

          "CHASE": The Chase Manhattan Bank, a New York banking corporation.

          "CLOSING DATE": the date on which the conditions precedent set forth in subsection 6.1 shall be satisfied.

          "CODE": the Internal Revenue Code of 1986, as amended from time to time.

          "COLLATERAL": as defined in the Stock Pledge Agreement.

          "COMMITMENT": with respect to any Lender, the collective reference to such Lender's Tranche A Term Loan Commitment, Tranche B Term Loan Commitment and/or Revolving Credit Commitment; collectively, as to all the Lenders, the "COMMITMENTS".

          "COMMITMENT PERCENTAGE": as to any Lender at any time, the percentage which (i) the sum of (a) such Lender's then Available Revolving Credit Commitment and other unused Commitments (other than Revolving Credit Commitments) PLUS (b) such Lender's Loans then outstanding then constitutes of (ii) the sum of (x) the aggregate Available Revolving Credit Commitments of the Revolving Credit Lenders and the other unused Commitments of all the Lenders (other than Revolving Credit Commitments) PLUS (y) the aggregate principal amount of Loans of all the Lenders then outstanding.

          "COMMONLY CONTROLLED ENTITY": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of
     Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

          "CONSOLIDATED EBITDA": for any fiscal period the consolidated EBITDA of the Borrower and its Subsidiaries for such period, in each case after giving effect on a PRO FORMA basis to Acquisitions completed during such fiscal period.

          "CONSOLIDATED INTEREST EXPENSE": for any period, the amount of interest expense, both expensed and capitalized, of the Borrower and, to the extent payable out of Free Cash Flow (and not Operating Cash Flow) under the relevant Revenue Sharing Agreement, its Subsidiaries on a consolidated basis, net of the portion thereof attributable to minority interests, for such period, as determined in accordance with GAAP.

          "CONSOLIDATED NET INCOME" (or "CONSOLIDATED NET LOSS"): for any fiscal period, consolidated net income (or loss) by the Borrower and its Subsidiaries for such fiscal period, determined in accordance with GAAP.

          "CONSOLIDATED NET WORTH": as at any date, all amounts included under shareholders' equity on a consolidated balance sheet of the Borrower and its Subsidiaries as at such date, as determined on a consolidated basis in accordance with GAAP and any Subordinated Indebtedness; PROVIDED that such Subordinated Indebtedness shall have no scheduled payments of interest prior to October 9, 1997 (other than payments of interest which may, at the option of the Borrower, be made by increasing the principal and other than payments of interest with respect to the Subordinated Contingent Payment Notes in accordance with the terms thereof).

          "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "CONVERTIBLE PREFERRED STOCK": as defined in subsection 6.1(n).

          "DEFAULT": any of the events specified in Section 9, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "DOLLARS" and "$": dollars in lawful currency of the United States of America.

          "EBITDA": for any Person for any period, the sum (without duplication) of the amount for such Person for such period of (a) its net income before taxes, (b) its interest expense (including capitalized interest expense),
     (c) its depreciation expense, (d) its amortization expense and (e) its Non-Cash Based Compensation Costs, in each case as determined in accordance with GAAP.

          "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "EUROCURRENCY RESERVE REQUIREMENTS": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of

     Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

          "EURODOLLAR BASE RATE": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the rate offered by Chase for Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.

          "EURODOLLAR LOANS": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

          "EURODOLLAR RATE": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements


          "EVENT OF DEFAULT": any of the events specified in Section 9, PROVIDED that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "EXISTING AGREEMENT": the $125,000,000 Credit Agreement, dated as of March 6, 1996, among AMG, the several lenders parties thereto and The Chase Manhattan Bank (formerly known as Chemical Bank), as agent.

          "FINANCING LEASE": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

          "FREE CASH FLOW": as defined in the relevant Revenue Sharing
     Agreement.

          "FUNDS": the collective reference to all Investment Companies and other investment accounts or funds (in whatever form and whether personal or corporate) for which the Borrower or any of its Subsidiaries or Management Companies provides advisory, management or administrative services.

          "GAAP": generally accepted accounting principles in the United States of America in effect from time to time.

          "GOVERNMENTAL AUTHORITY": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "GUARANTEE OBLIGATION": as to any Person (the "GUARANTEEING PERSON"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "PRIMARY OBLIGATIONS") of any other third Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

          "INITIAL PUBLIC OFFERING": any initial public offering of common (or other voting) stock of the Borrower.

          "INDEBTEDNESS": of any Person at any date and without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument,
     (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (e) all obligations of such Person under noncompetition agreements reflected as liabilities on a balance sheet of such Person in accordance with GAAP, (f) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, and (g) all net obligations of such Person under interest rate, commodity, foreign currency and financial markets swaps, options, futures and other hedging obligations (valued, at such date, in accordance with the Borrower's customary practices, as approved by its independent certified public accountants). For purposes of the foregoing definition, with regard to a Subsidiary of the Borrower, the term "Indebtedness" shall include only that portion of its Indebtedness representing the percentage of its Indebtedness equal to the percentage of the Borrower's ownership interest in such Subsidiary.

          "INSOLVENCY": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "INSOLVENT": pertaining to a condition of Insolvency.

          "INTEREST PAYMENT DATE": (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

          "INTEREST PERIOD": with respect to any Eurodollar Loan:

                    (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                    (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

     PROVIDED that, the foregoing provisions relating to Interest Periods are subject to the following:

               (1) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (2) no Interest Period that would otherwise extend beyond the Termination Date in the case of Revolving Credit Loans or Tranche A Term Loans, or beyond the Tranche B Term Loan Termination Date, in the case of the Tranche B Term Loans, shall be selected by the Borrower; and

               (3) any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

          "INVESTMENT ADVISERS ACT": the Investment Advisers Act of 1940, and the rules and regulations promulgated thereunder, as such may be amended from time to time.

          "INVESTMENT COMPANY": an "investment company" as such term is defined in the Investment Company Act.

          "INVESTMENT COMPANY ACT": the Investment Company Act of 1940, and the rules and regulations promulgated thereunder, as such may be amended from time to time.

          "LIEN": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

          "LLC PLEDGE AGREEMENT": the Limited Liability Pledge Agreement to be executed and delivered by the Borrower, substantially in the form of Exhibit B-3, as the same may be amended, supplemented or otherwise modified from time to time (including as supplemented by the execution and delivery of any Pledge Agreement Supplement in the form of Annex I to said Exhibit B-3 (a "PLEDGE AGREEMENT SUPPLEMENT")).

          "LOAN": any Tranche A Term Loan, Tranche B Term Loan or Revolving Credit Loan; collectively, the "LOANS".

          "LOAN DOCUMENTS": this Agreement, any Notes, and the Pledge
     Agreements.

          "MANAGEMENT COMPANY": any Subsidiary or other Person engaged, directly or indirectly, primarily in the business of providing investment advisory, management, distribution or administrative services to Funds (or investment accounts or funds which will be included as Funds after the Borrower acquires an interest in such other Person) and in which the Borrower, directly or indirectly, has purchased or otherwise acquired, or has entered into an agreement to purchase or otherwise acquire, Capital Stock or other interests, entitling the Borrower, directly or indirectly, to a share of the revenues, earnings or value thereof.

          "MATERIAL ADVERSE EFFECT": a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of each of (i) the Borrower and its Subsidiaries (after giving effect to the TBC Acquisition) taken as a whole and (ii) TBC, (b) the ability of the Borrower after the TBC Acquisition to perform its obligations under the Loan Documents or (c) the validity or enforceability of this or any of the other Loan

     Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

          "MULTIEMPLOYER PLAN": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "NET PROCEEDS": with respect to any Asset Sale or Shareholder Asset Sale the net amount equal to the aggregate amount received in cash (including any cash received by way of deferred payment pursuant to a note receivable, other non-cash consideration or otherwise, but only as and when such cash is so received) in connection with such Asset Sale or Shareholder Asset Sale MINUS the sum of (a) the reasonable fees, commissions and other out-of-pocket expenses incurred by the Borrower or any of its Subsidiaries, as applicable, in connection with such Asset Sale or Shareholder Asset Sale (other than amounts payable to Affiliates of the Person making such disposition) and (b) federal, state and local taxes incurred in connection with such Asset Sale or Shareholder Asset Sale, whether or not payable at such time.

          "NON-CASH BASED COMPENSATION COSTS": for any period, the amount of non-cash expense or costs computed under APB No. 25 and related interpretations or FAS 123 and related interpretations, which relate to the issuance of interests in any Subsidiary or Management Company.

          "NON-EXCLUDED TAXES": as defined in subsection 4.11.

          "NOTES": collectively, the Revolving Credit Notes, Tranche A Term Notes and Tranche B Term Notes, if any.

          "OPERATING CASH FLOW": as defined in the relevant Revenue Sharing Agreement.

          "PARTICIPANT": as defined in subsection 11.6(b).

          "PARTNERSHIP PLEDGE AGREEMENT": the Partnership Pledge Agreement to be executed and delivered by the Borrower, substantially in the form of Exhibit B-2, as the same may be amended, supplemented or otherwise modified from time to time (including as supplemented by the execution and delivery of any Pledge Agreement Supplement in the form of Annex I to said Exhibit B-2 (a "PLEDGE AGREEMENT SUPPLEMENT")).

          "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

          "PERSON": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "PLAN": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Parent or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "PLEDGE AGREEMENTS": the collective reference to the Partnership Pledge Agreement, the LLC Pledge Agreement, the Stock Pledge Agreement and the Subsidiary Pledge Agreement.

          "PLEDGED COLLATERAL": as defined in the Partnership Pledge Agreement and the LLC Pledge Agreement.

          "REGISTER": as defined in subsection 11.6(d).

          "REGULATION U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "REORGANIZATION": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "REPORTABLE EVENT": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. ss.2615.

          "REQUIRED LENDERS": at any time, Lenders the Commitment Percentages of which aggregate at least 51%.

          "REQUIREMENT OF LAW": as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "RESPONSIBLE OFFICER": the chief executive officer, the president and the executive vice president of the Borrower or, with respect to financial matters, the senior financial officer of the Borrower.

          "REVENUE SHARING AGREEMENT": each agreement entered into by the Borrower or a Subsidiary with a Management Company pursuant to which a specified percentage of the adjusted gross revenues of the partnership or limited liability company or other similar entity organized under such agreement or the Person to which such agreement relates is deemed "Free Cash Flow" to be distributed among partners, shareholders or members of such Management Company, PRO RATA, in accordance with such partners', shareholders' or members' ownership percentages, or any similar other agreement providing for the distribution of income, revenues or assets of a Management Company.

          "REVOLVING CREDIT COMMITMENT": as to any Revolving Credit Lender, the obligation of such Lender to make Revolving Credit Loans to the Borrower hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule I under the heading "Revolving Credit

     Commitment", as such amount may be reduced from time to time in accordance with the provisions of this Agreement.

          "REVOLVING CREDIT COMMITMENT PERCENTAGE": as to any Revolving Credit Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the aggregate Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Credit Loans then outstanding constitutes of the aggregate principal amount of the Revolving Credit Loans then outstanding).

          "REVOLVING CREDIT COMMITMENT PERIOD": the period from and including the date hereof to but not including the Termination Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

          "REVOLVING CREDIT LENDER": any Lender with an unused Revolving Credit Commitment hereunder and/or any Revolving Credit Loans outstanding hereunder; collectively, the "REVOLVING CREDIT LENDERS".

          "REVOLVING CREDIT LOANS": as defined in subsection 3.1(a).

          "REVOLVING CREDIT NOTE": as defined in subsection 3.5(e).

          "SECURITIES ACTS": The Securities Act of 1933 and the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, in each case as such may be amended from time to time.

          "SENIOR INDEBTEDNESS": at any time, Total Indebtedness minus Subordinated Indebtedness.

          "SENIOR SUBORDINATED CREDIT AGREEMENT": the Securities Purchase Agreement dated as of August 15, 1997, as amended by the First Amendment thereto dated as of October 9, 1997 and as further amended, modified or otherwise supplemented from time to time in accordance with subsection 8.11 among the Borrower, and the purchasers listed therein.

          "SENIOR SUBORDINATED FACILITY DOCUMENTS": the collective reference to the Senior Subordinated Credit Agreement, the notes issued pursuant thereto, and each of the other instruments and documents executed and delivered pursuant to any of the foregoing (but excluding, for the avoidance of doubt, the Senior Subordinated Indenture, the Senior Subordinated Notes and each of the other instruments and documents executed and delivered pursuant to the Senior Subordinated Indenture).

          "SENIOR SUBORDINATED INDENTURE": either of the following, in each case as amended, waived, supplemented or otherwise modified from time to time in accordance with subsection 8.11: (a) if and when entered into, the Senior Subordinated Indenture, substantially in the form of Exhibit D attached to the Senior Subordinated Credit Agreement, if and when executed and delivered by the Borrower and a trustee thereunder, relating to the Exchange Notes (as defined in the Senior Subordinated Credit Agreement) or (b) in the event that the Indebtedness under the Senior Subordinated Credit Agreement is refinanced with Subordinated Indebtedness as contemplated thereby, the indenture or credit agreement under which such refinancing Indebtedness is issued and outstanding.

          "SENIOR SUBORDINATED LOANS": Indebtedness of the Borrower under the Senior Subordinated Facility Documents and the Senior Subordinated Notes Documents.

          "SENIOR SUBORDINATED NOTES": the notes issued under the Senior Subordinated Indenture.

          "SENIOR SUBORDINATED NOTES DOCUMENTS": the collective reference to the Senior Subordinated Notes and the Senior Subordinated Indenture and each of the other instruments and documents executed and delivered pursuant to any of the foregoing, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with subsection 8.11 to the extent applicable; individually a "SENIOR SUBORDINATED NOTE DOCUMENT."

          "SINGLE EMPLOYER PLAN": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

          "STOCK PLEDGE AGREEMENT": the Stock Pledge Agreement to be executed and delivered by the Borrower, substantially in the form of Exhibit B-1, as the same may be amended, supplemented or otherwise modified from time to time (including as supplemented by the execution and delivery of any Pledge Agreement Supplement in the form of Annex I to said Exhibit B-1 (a "PLEDGE AGREEMENT SUPPLEMENT")).

          "SUBORDINATED CONTINGENT PAYMENT NOTES": the collective reference to
     (i) the Subordinated Contingent Payment Notes issued by the Borrower pursuant to the Partnership Interest Purchase Agreement dated March 8, 1995 among the Borrower, Systematic Financial Management, Inc., Cash Flow Investors, Inc., Systematic Financial Management, L.P. and certain stockholders of Systematic Financial Management, Inc., (ii) the Subordinated Deferred Payment Note issued by the Borrower on November 9, 1995 pursuant to the Partnership Interest Purchase Agreement dated August 11,1995 among the Borrower, Renaissance Investment Management, Inc., Descartes, Inc., Renaissance Investment Management, the stockholders of Renaissance Investment Management and certain stockholders of Descartes, Inc., (iii) the Subordinated Contingent Payment Notes issued by the Borrower pursuant to the Stock Purchase and Contribution Agreement, dated October 11, 1996, among the Borrower, The Burridge Group Inc. and the stockholders of The Burridge Group Inc. and (iv) the Subordinated Contingent Payment Notes issued by the Borrower pursuant to the Limited Liability Company Interest Purchase Agreement, dated March 5, 1997, among the Borrower, Gofen and Glossberg, Inc., Gofen and Glossberg, L.L.C. and the stockholders of Gofen and Glossberg, Inc.

          "SUBORDINATED INDEBTEDNESS": (a) the Indebtedness of the Borrower under the Subordinated Contingent Payment Notes, (b) the Senior Subordinated Loans and (c) any other unsecured Indebtedness of the Borrower
     (i) for which the Borrower is directly or primarily liable and in respect of which none of the Subsidiaries of the Borrower is contingently or otherwise obligated, (ii) the payment of the principal of and interest on which and other obligations of the Borrower in respect of which are subordinated to the prior payment in full of the principal of and interest (including post-petition interest whether or not allowed as a claim in any proceeding) on the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent and the Lenders hereunder, and (iii) which are generally consistent with terms and conditions set forth in Exhibit G hereof (with any variations to such terms and conditions being subject to approval by the Administrative Agent) or otherwise satisfactory in form and substance to the Required Lenders.

          "SUBSIDIARY": as to any Person, a corporation, partnership, limited liability company or other entity of which Capital Stock having ordinary voting power (other than Capital Stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

          "SUBSIDIARY PLEDGE AGREEMENT": the Subsidiary Pledge Agreement to be executed and delivered by the Borrower, substantially in the form of Exhibit B-4, as the same may be amended, supplemented or otherwise modified from time to time (including as supplemented by the execution and delivery of any Pledge Agreement Supplement in the form of Annex I to said Exhibit B-4 (a "PLEDGE AGREEMENT SUPPLEMENT").

          "TBC": as defined in the recitals thereto.

          "TBC ACQUISITION": as defined in the recitals hereto.

          "TERM LOAN LENDER": any Lender with an unused Term Loan Commitment hereunder and/or any Term Loans outstanding hereunder; collectively, the "TERM LOAN LENDERS".

          "TERM LOANS": the collective reference to the Tranche A Term Loans and the Tranche B Term Loans.

          "TERM NOTE": as defined in subsection 2.4(d); collectively, the "TERM NOTES".

          "TERMINATION DATE": the date which is seven years after the Closing Date or such earlier date when the Revolving Credit Commitments hereunder are terminated.

          "TOTAL INDEBTEDNESS": at any time, the aggregate principal amount (including capitalized interest) of all Indebtedness of the Borrower and its Subsidiaries (including without limitation, pursuant to the Loans, purchase money obligations and amounts payable under noncompetition agreements) reflected as liabilities on the consolidated balance sheet of the Borrower and its Subsidiaries.

          "TRANCHE": the collective reference to Eurodollar Loans having Interest Periods that began or will begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

          "TRANCHE A TERM LOAN": as defined in subsection 2.1(a); collectively, the "TRANCHE A TERM LOANS".

          "TRANCHE A TERM LOAN COMMITMENT": as to any Tranche A Term Loan Lender, its obligation to make a Tranche A Term Loan to the Borrower in an amount equal to the amount set forth opposite such Tranche A Term Loan Lender's name in Schedule I under the heading "Tranche A Term Loan Commitment", as such amount may be reduced from time to time pursuant to this Agreement or as such amount may be adjusted from time to time pursuant to subsection 11.6; collectively, as to all such Tranche A Term Loan Lenders, the "TRANCHE A TERM LOAN COMMITMENTS".

          "TRANCHE A TERM LOAN COMMITMENT PERCENTAGE": as to any Tranche A Term Loan Lender at any time, the percentage of the aggregate Tranche A Term Loan Commitments then constituted by such Tranche A Term Loan Lender's Tranche A Term Loan Commitments (or, after the Tranche A Term Loans have been made, the percentage of the aggregate Tranche A Term Loans then constituted by such Tranche A Term Loan Lender's Tranche A Term Loans).

          "TRANCHE A TERM LOAN LENDER": any Lender with an unused Tranche A Term Loan Commitment hereunder and/or any Tranche A Term Loans outstanding hereunder; collectively, the "TRANCHE A TERM LOAN LENDERS".

          "TRANCHE A TERM LOAN TERMINATION DATE": the date which is seven years after the Closing Date or, if such date is not a Business Day, the Business Day next preceding such date.

          "TRANCHE A TERM NOTE": as defined in subsection 2.4(d); collectively, the "TRANCHE A TERM NOTES".

          "TRANCHE B TERM LOAN": as defined in subsection 2.1(b); collectively, the "TRANCHE B TERM LOANS".

          "TRANCHE B TERM LOAN COMMITMENT": as to any Tranche B Term Loan Lender, its obligation to make a Tranche B Term Loan to the Borrower in an amount equal to the amount set forth opposite such Lender's name in
     Schedule I under the heading "Tranche B Term Loan Commitment", as such amount may be reduced from time to time pursuant to this Agreement or as such amount may be adjusted from time to time pursuant to subsection 11.6; collectively, as to all such Tranche B Term Loan Lenders, the "TRANCHE B TERM LOAN COMMITMENTS".

          "TRANCHE B TERM LOAN COMMITMENT PERCENTAGE": as to any Tranche B Term Loan Lender at any time, the percentage of the aggregate Tranche B Term Loan Commitments then constituted by such Tranche B Term Loan Lender's Tranche B Term Loan

     Commitments (or, after the Tranche B Term Loans are made, the percentage of the aggregate Tranche B Term Loans then constituted by such Tranche B Term Loan Lender's Tranche B Term Loans).

          "TRANCHE B TERM LOAN LENDER": any Lender with an unused Tranche B Term Loan Commitment hereunder and/or any Tranche B Term Loans outstanding hereunder; collectively, the "TRANCHE B TERM LOAN LENDERS".

          "TRANCHE B TERM LOAN TERMINATION DATE": the date which is eight years after the Closing Date or, if such date is not a Business Day, the Business Day next preceding such date.

          "TRANCHE B TERM NOTE": as defined in subsection 2.4(d); collectively, the "TRANCHE B TERM NOTES".

          "TRANSFEREE": as defined in subsection 11.6(f).

          "TYPE": as to any Loan, its nature as an ABR Loan or a Eurodollar
     Loan.

          1.2 OTHER DEFINITIONAL PROVISIONS. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes or any certificate or other document made or delivered pursuant hereto.

          (b) As used herein and in any Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


              SECTION 2. AMOUNT AND TERMS OF TERM LOAN COMMITMENTS

          2.1 TRANCHE A TERM LOANS AND TRANCHE B TERM LOANS. (a) Subject to the terms and conditions hereof, each Tranche A Term Loan Lender severally agrees to make a term loan (a "TRANCHE A TERM LOAN"; collectively, the "TRANCHE A TERM LOANS") to the Borrower on the Closing Date in an amount equal to the amount of the Tranche A Term Loan Commitment of such Tranche A Term Loan Lender then in effect.

          (b) Subject to the terms and conditions hereof, each Tranche B Term Loan Lender severally agrees to make a term loan (a "TRANCHE B TERM LOAN"; collectively, the "TRANCHE B

TERM LOANS", and together with the Tranche A Term Loans, the "TERM LOANS") to the Borrower on the Closing Date in an amount equal to the amount of the Tranche B Term Loan Commitment of such Tranche B Term Loan Lender then in effect.

          (c) The Tranche A Term Loans and Tranche B Term Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 2.2 and 4.3.

          2.2 PROCEDURE FOR TERM LOAN BORROWING. The Borrower hereby requests
(i) a Tranche A Term Loan borrowing on the Closing Date in an amount equal to the aggregate amount of the Tranche A Term Loan Commitments of the Tranche A Term Loan Lenders and (ii) a Tranche B Term Loan borrowing on the Closing Date in an amount equal to the aggregate amount of the Tranche B Term Loan Commitments of the Tranche B Term Loan Lenders. The Tranche A Term Loans and Tranche B Term Loans made on the Closing Date shall initially be ABR Loans. Each Tranche A Term Loan Lender and Tranche B Term Loan Lender will make the amount of its PRO RATA share of the Tranche A Term Loans and Tranche B Term Loans, as the case may be, available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 11.2 prior to 10:00 A.M., New York City time, on the Closing Date in Dollars and in funds immediately available to the Administrative Agent. The Administrative Agent shall credit the account of the Borrower by 11:00 A.M., New York City time, on the Closing Date, on the books of such office of the Administrative Agent or such other account as specified by the Borrower with the aggregate of the amounts made available to the Administrative Agent by the Tranche A Term Loan Lenders and Tranche B Term Loan Lenders and in like funds as received by the Administrative Agent.

          2.3 REPAYMENT OF TRANCHE A TERM LOANS AND TRANCHE B TERM LOANS. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Tranche A Term Loan Lender the principal amount of the Tranche A Term Loans made by such Tranche A Term Loan Lender in fourteen consecutive semi-annual installments, payable on the first day of May and November of each calendar year commencing May 1, 1998 (or such earlier date on which the Tranche A Term Loans become due and payable pursuant to Section 9), each of which installments on any such date shall be in an amount equal to such Tranche A Term Loan Lender's Tranche A Term Loan Commitment Percentage of the amount set forth below opposite such installment, PROVIDED that the final installment of the Tranche A Term Loans shall be payable on the Tranche A Term Loan Termination Date:

            Installment                                  Principal Amount
            -----------                                  ----------------

          May 1, 1998                                          $2,500,000
          November 1, 1998                                     $2,500,000
          May 1, 1999                                          $2,500,000
          November 1, 1999                                     $2,500,000
          May 1, 2000                                          $2,500,000
          November 1, 2000                                     $2,500,000
          May 1, 2001                                          $2,500,000
          November 1, 2001                                     $2,500,000
          May 1, 2002                                          $5,000,000
          November 1, 2002                                     $5,000,000
          May 1, 2003                                          $5,000,000
          November 1, 2003                                     $5,000,000
          May 1, 2004                                          $5,000,000
          October 9, 2004                                      $5,000,000.

The Borrower hereby further agrees to pay to the Administrative Agent for the account of each Tranche A Term Loan Lender interest on the unpaid principal amount of the Tranche A Term Loans from time to time outstanding from the Closing Date until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 4.5.

          (b) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Tranche B Term Loan Lender the principal amount of the Tranche B Term Loans made by such Tranche B Term Loan Lender in sixteen consecutive semi-annual installments, payable on the first day of May and November of each calendar year commencing May 1, 1998 (or such earlier date on which the Tranche B Term Loans become due and payable pursuant to Section 9), each of which installments on any such date shall be in an amount equal to such Tranche B Term Loan Lender's Tranche B Term Loan Commitment Percentage of the amount set forth below opposite such installment, PROVIDED that the final installment of the Tranche B Term Loans shall be payable on the Tranche B Term Loan Termination Date:

            Installment                              Principal Amount
            -----------                              ----------------

          May 1, 1998                                     $   250,000
          November 1, 1998                                $   250,000
          May 1, 1999                                     $   250,000
          November 1, 1999                                $   250,000
          May 1, 2000                                     $   250,000
          November 1, 2000                                $   250,000
          May 1, 2001                                     $   250,000
          November 1, 2001                                $   250,000
          May 1, 2002                                     $   250,000
          November 1, 2002                                $   250,000
          May 1, 2003                                     $   250,000
          November 1, 2003                                $   250,000
          May 1, 2004                                     $11,750,000
          November 1, 2004                                $11,750,000
          May 1, 2005                                     $11,750,000
          October 9, 2005                                 $11,750,000.

The Borrower hereby further agrees to pay to the Administrative Agent for the account of each Tranche B Term Loan Lender interest on the unpaid principal amount of the Tranche B Term Loans from time to time outstanding from the Closing Date until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 4.5.

          2.4 EVIDENCE OF TRANCHE A TERM LOAN AND TRANCHE B TERM LOAN DEBT. (a) Each Tranche A Term Loan Lender and Tranche B Term Loan Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Tranche A Term Loan Lender or Tranche B Term Loan Lender resulting from the Tranche A Term Loan or Tranche B Term Loan, as the case may be, made by such Tranche A Term Loan Lender or Tranche B Term Loan Lender, including the amounts of principal and interest payable and paid to such Tranche A Term Loan Lender or Tranche B Term Loan Lender from time to time under this Agreement.

          (b) The Administrative Agent shall record in the Register, with separate subaccounts therein for each Tranche A Term Loan Lender and Tranche B Term Loan Lender, (i) the amount of each Tranche A Term Loan and Tranche B Term Loan made hereunder, the Type thereof and, in the case of Eurodollar Loans, each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Tranche A Term Loan Lender and each Tranche B Term Loan Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Tranche A Term Loan Lender's or Tranche B Term Loan Lender's, as the case may be, share thereof, if any.

          (c) The entries made in the Register pursuant to subsection 2.4(b) shall, to the extent permitted by applicable law, be PRIMA FACIE evidence of the existence and amounts of the obligations of the Borrower therein recorded; PROVIDED, HOWEVER, that the failure of any Tranche A Term Loan Lender or Tranche B Term Loan Lender to maintain any account pursuant to subsection

2.4(a) or the Administrative Agent to make recordings in the Register pursuant to subsection 2.4(b), or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Tranche A Term Loan or Tranche B Term Loan, as the case may be, made to the Borrower by such Tranche A Term Loan Lender or Tranche B Term Loan Lender in accordance with the terms of this Agreement.

          (d) The Borrower agrees that, upon the request to the Administrative Agent by any Tranche A Term Loan Lender or Tranche B Term Loan Lender, which request is communicated to the Borrower, the Borrower will execute and deliver
(i) to such Tranche A Term Loan Lender, a promissory note of the Borrower dated the Closing Date evidencing the Tranche A Term Loans made by such Tranche A Term Loan Lender, substantially in the form of Exhibit A-1 (a "TRANCHE A TERM NOTE"), payable to the order of such Tranche A Term Loan Lender and in a principal amount equal to the unpaid principal amount of the Tranche A Term Loans made by such Tranche A Term Loan Lender and/or (ii) to such Tranche B Term Loan Lender a promissory note of the Borrower dated the Closing Date evidencing the Tranche B Term Loans made by such Tranche B Term Loan Lender, substantially in the form of Exhibit A-2 (a "TRANCHE B TERM NOTE"), payable to the order of such Tranche B Term Loan Lender and in a principal amount equal to the unpaid principal amount of the Tranche B Term Loans made by such Tranche B Term Loan Lender. Each Tranche A Term Loan Lender and each Tranche B Term Loan Lender is hereby authorized to record the date, Type and amount of each Tranche A Term Loan or Tranche B Term Loan, as the case may be, made by such Tranche A Term Loan Lender or Tranche B Term Loan Lender, the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period and Eurodollar Rate with respect thereto, on the schedule (or any continuation of the schedule) annexed to and constituting a part of its Tranche A Term Note or its Tranche B Term Note, as the case may be, and any such recordation shall, to the extent permitted by applicable law, constitute PRIMA FACIE evidence of the accuracy of the information so recorded, PROVIDED that the failure to make any such recordation (or any error therein) shall not affect the obligation of the Borrower to repay (with applicable interest) the Tranche A Term Loans or the Tranche B Term Loans, as the case may be, made to the Borrower in accordance with the terms of this Agreement.


           SECTION 3. AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS

          3.1 REVOLVING CREDIT COMMITMENTS. (a) Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans ("REVOLVING CREDIT LOANS") (provided, that any repricing or conversion of an outstanding Revolving Credit Loan shall not be considered a making of a Revolving Credit Loan), to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the amount of such Revolving Credit Lender's Revolving Credit Commitment. During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

          (b) The Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower and notified to the

Administrative Agent in accordance with subsections 3.2 and 4.3, PROVIDED that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Termination Date.

              3.2 PROCEDURE FOR BORROWING. The Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, PROVIDED that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, if all of the requested Revolving Credit Loans are to be initially ABR Loans), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Revolving Credit Loan and the respective lengths of the initial Interest Periods for such Eurodollar Loans. The Revolving Credit Loans made on the Closing Date shall initially be ABR Loans. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to $1,000,000 or a whole multiple of $100,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Revolving Credit Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 11.2 prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Credit Lenders and in like funds as received by the Administrative Agent. The failure of any Revolving Credit Lender to make the Revolving Credit Loan to be made by it as part of any borrowing shall not relieve any other Revolving Credit Lender of its obligation to make available its share of such borrowing.

              3.3 COMMITMENT FEE. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the first day of the Revolving Credit Commitment Period to the Termination Date, computed at the rate of 1/2 of 1% per annum on the average daily amount of the Available Revolving Credit Commitment of such Revolving Credit Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date or such earlier date as the Revolving Credit Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

              3.4 TERMINATION OR REDUCTION OF REVOLVING CREDIT COMMITMENTS. The Borrower shall have the right, upon not less than five Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments. Any such reduction shall be in an amount equal to $5,000,000 or a whole multiple thereof and shall reduce permanently the Revolving Credit Commitments then in effect.

              3.5 REPAYMENT OF LOANS; EVIDENCE OF DEBT. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Revolving Credit Lender the then unpaid principal amount of each Revolving Credit Loan of such Revolving Credit Lender on the Termination Date (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Section 9). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Revolving Credit Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 4.5.

              (b) Each Revolving Credit Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Revolving Credit Lender resulting from each Revolving Credit Loan of such Revolving Credit Lender from time to time, including the amounts of principal and interest payable and paid to such Revolving Credit Lender from time to time under this Agreement.

              (c) The Administrative Agent shall maintain the Register pursuant to subsection 11.6(d), and a subaccount therein for each Revolving Credit Lender, in which shall be recorded (i) the amount of each Revolving Credit Loan made hereunder, the Type thereof and each Interest Period applicable with respect to each Eurodollar Loan, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Revolving Credit Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Revolving Credit Lender's share thereof.

              (d) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 3.5(b) shall, to the extent permitted by applicable law, be PRIMA FACIE evidence of the existence and amounts of the obligations of the Borrower therein recorded; PROVIDED, HOWEVER, that the failure of any Revolving Credit Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Revolving Credit Loans made to such Borrower by such Revolving Credit Lender in accordance with the terms of this Agreement.

              (e) The Borrower agrees that, upon the request to the Administrative Agent by any Revolving Credit Lender, the Borrower will execute and deliver to such Revolving Credit Lender a promissory note of the Borrower evidencing the Revolving Credit Loans of such Revolving Credit Lender, substantially in the form of Exhibit A-3 with appropriate insertions as to date and principal amount (a "REVOLVING CREDIT NOTE").


              SECTION 4. GENERAL PROVISIONS APPLICABLE TO THE LOANS

              4.1 OPTIONAL PREPAYMENTS. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice to the Administrative Agent, at least four Business Days' prior to the date of prepayment if all or any part of the Loans to be prepaid are Eurodollar Loans, and at least one Business Day prior to the date of prepayment if all of the Loans to be prepaid are ABR Loans, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice, the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 4.12 and, in the case of prepayments of the Term Loans only, accrued interest to such date on the amount prepaid. Prepayments of the Term Loans pursuant to this subsection 4.1 shall be applied to the prepayment of the Tranche A Term Loans and the Tranche B Term Loans PRO RATA. Partial prepayments of the Tranche A Term Loans and Tranche B Term Loans pursuant to this subsection 4.1 shall be applied to the remaining installments of principal thereof PRO RATA. Amounts prepaid on account of the Term Loans may not be reborrowed. Partial prepayments shall be in an aggregate principal amount of $1,000,000 or whole multiples thereof.

              4.2 MANDATORY PREPAYMENTS. (a) In the event that the Borrower or any of its Subsidiaries shall effect (i) an Asset Sale or (ii) a Shareholder Asset Sale if, after giving effect to such Shareholder Asset Sale, the Borrower does not continue to hold in excess of a 50% ownership interest in the relevant Subsidiary or Management Company, the Borrower shall promptly notify the Administrative Agent thereof and, unless the Required Lenders otherwise consent, as promptly as possible, but in no case later than five Business Days after receipt of the Net Proceeds of such Asset Sale or Shareholder Asset Sale, as the case may be, shall apply an amount equal to 100% of the Net Proceeds of such Asset Sale or Shareholder Asset Sale, as the case may be, to prepay outstanding Loans, together with accrued interest on the principal being prepaid to the date of prepayment and, in the case of Eurodollar Loans which are prepaid prior to the last day of the Interest Period therefor, the amounts required by subsection
4.12. The Borrower shall, to the extent reasonably practicable, give notice to the Administrative Agent of any prepayment required by this subsection 4.2 (which notice need not be given more than four Business Days prior to the date of prepayment).

              (b) All prepayments of Loans pursuant to this subsection 4.2 shall be without premium or penalty, other than amounts required by subsection 4.12.

              (c) The Borrower shall immediately prepay outstanding Revolving Credit Loans, together with accrued and unpaid interest thereon to the date of prepayment and any amounts required by subsection 4.12, to the extent that the aggregate amount of outstanding Revolving Credit Loans exceeds the aggregate Revolving Credit Commitments of the Revolving Credit Lenders then in effect.

              (d) Prepayments of the Loans pursuant to subsection 4.2(a)(i) shall be applied, FIRST, to the prepayment of the Tranche A Term Loans and the Tranche B Term Loans PRO RATA and shall be applied to the remaining installments thereof on a PRO RATA basis and, SECOND, after payment of the Term Loans in full, to the prepayment of the Revolving Credit Loans. Prepayments of the Loans pursuant to subsection 4.2(a)(ii) shall be applied to the prepayment of the Revolving Credit Loans without any accompanying reduction of the Revolving Credit Commitments of the Revolving Credit Lenders. Amounts to be applied pursuant to this subsection 4.2(d) to the prepayment of Term Loans and/or Revolving Credit Loans shall be applied, as applicable, first to reduce outstanding Term Loans and/or Revolving Credit Loans which are ABR Loans. Any amounts remaining after each such application shall be applied to prepay Term Loans and/or Revolving Credit Loans which are Eurodollar Loans.

              4.3 CONVERSION AND CONTINUATION OPTIONS. (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, PROVIDED that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof. All or any part of outstanding Eurodollar Loans and ABR Loans may be converted as provided herein, PROVIDED that (i) no Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a conversion is not appropriate and (ii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Termination Date (in the case of conversions of Revolving Credit Loans) or the date of the final installment of principal of the respective Term Loans (in the case of any conversions of any Term Loans).

              (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, PROVIDED that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a continuation is not appropriate or
(ii) after the date that is one month prior to the Termination Date (in case of conversions of Revolving Credit Loans) or the date of the final installment of principal of the respective Term Loans (in the case of any conversions of any Term Loans) and PROVIDED, FURTHER, that if the Borrower shall fail to give such notice or if such continuation is not permitted such Eurodollar Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.

              4.4 MINIMUM AMOUNTS AND MAXIMUM NUMBER OF TRANCHES. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof. In no event shall there be more than eight Eurodollar Tranches outstanding at any time.

              4.5 INTEREST RATES AND PAYMENT DATES. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

              (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

              (c) If all or a portion of (i) the principal amount of any Loan,
(ii) any interest payable thereon or (iii) any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of overdue interest, commitment fee or other amount, the rate described in paragraph (b) of this subsection plus 2%, in each case from the date of such non-payment until such amount is paid in full (as well after as before judgment).

              (d) Interest shall be payable in arrears on each Interest Payment Date, PROVIDED that interest accruing pursuant to paragraph (c) of this subsection shall be payable from time to time on demand.

              4.6 COMPUTATION OF INTEREST AND FEES. (a) Whenever it is calculated on the basis of the Prime Rate, interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; and, otherwise, interest as well as commitment fees shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR, the Eurocurrency Reserve Requirements, the C/D Assessment Rate or the C/D Reserve Percentage shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

              (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to subsection 4.5(a).

              4.7 INABILITY TO DETERMINE INTEREST RATE. If prior to the first day of any Interest Period:

              (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

              (b) the Administrative Agent shall have received notice from Chase that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to the Lenders generally (as conclusively certified by Chase) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the affected Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any ABR Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.

              4.8 PRO RATA TREATMENT AND PAYMENTS. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee hereunder and any reduction of the Revolving Credit Commitments, the Tranche A Term Loan Commitments or the Tranche B Term Loan Commitments, as the case may be, of the Lenders shall be made PRO RATA according to the respective Revolving Credit Commitment Percentages, the Tranche A Term Loan Commitment Percentages, or the Tranche B Term Loan Commitment Percentages, as the case may be, of the Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made PRO RATA according to the respective outstanding principal amounts of the Loans then held by the Lenders. All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Revolving Credit Lenders or the Term Loan Lenders, as the case may be, at the Administrative Agent's office specified in subsection 11.2, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt (and if such payment is received prior to 12:00 Noon, on the same day) in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be.

              (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its portion of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's portion of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the Borrower.

              (c) In the event that a Revolving Credit Lender fails to make available after a period of three Business Days to the Administrative Agent its portion of a borrowing, the Borrower may, upon not less than five Business Days prior irrevocable written notice to the Administrative Agent, immediately terminate the Revolving Credit Commitment of such Revolving Credit Lender, and designate an acceptable replacement Revolving Credit Lender (which may be one of the other Revolving Credit Lenders) to purchase at par all of the Revolving Credit Lender's interests in accordance with the provisions of subsection 11.6(c). Any Revolving Credit Lender being so replaced by the Borrower agrees to transfer its interest in this Agreement and, if applicable, its Revolving Credit Note, to the substitute Revolving Credit Lender pursuant to subsection 11.6(c), provided that concurrently with such transfer, such Revolving Credit Lender so substituted shall be paid all amounts owing to it hereunder and all costs reasonably determined by it to be attributable to such transfer. Notwithstanding the foregoing, the Revolving Credit Lender being replaced shall not be deemed to be released from any of its rights or obligations under any Loan Document (including, without limitation, subsection 10.7) for actions taken or failed to be taken by it prior to the date of such substitution.

              4.9 ILLEGALITY. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 4.12.

              4.10 REQUIREMENTS OF LAW. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection
         4.11 and changes in the rate of tax on the overall net income of such Lender);

               (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

              (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable.

              (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any

Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

              (c) If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled; PROVIDED, that no additional amount shall be payable under this subsection 4.10 for a period longer than one year prior to such notice to the Borrower. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The agreements in this subsection shall survive for a period of one year the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

              4.11 TAXES. (a) All payments made by the Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("NON-EXCLUDED TAXES") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Note, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, PROVIDED, HOWEVER, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive for a period of one year the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

              (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                (i) deliver to the Borrower and the Administrative Agent (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

               (ii) deliver to the Borrower and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

              (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to subsection 9.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

              4.12 INDEMNITY. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

              4.13 CHANGE OF LENDING OFFICE. Each Lender agrees that if it makes any demand for payment under subsection 4.10 or 4.11(a), or if any adoption or change of the type described in subsection 4.9 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be unreasonably disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under subsection
4.10 or 4.11(a), or would eliminate or reduce the effect of any adoption or change described in subsection 4.9.


                    SECTION 5. REPRESENTATIONS AND WARRANTIES

              To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

              5.1 FINANCIAL CONDITION. The Borrower has heretofore furnished to each Lender copies of (i) the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 1996 and the related audited consolidated statements of income and of cash flows for the fiscal year ended on such date, audited by Coopers & Lybrand L.L.P. and (ii) the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at June 30, 1997 and the related unaudited consolidated statements of income and of cash flows for the six-month period ended on such date, in each case certified by a Responsible Officer (the "FINANCIAL STATEMENTS"). The Financial Statements present fairly, in all material respects, the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at December 31, 1996 and June 30, 1997 and present fairly, in all material respects, the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject to normal year-end audit adjustments and the absence of footnote disclosure). The Financial Statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the period involved. Except as set forth on Schedule 5.1, neither the Borrower nor any of its consolidated Subsidiaries had, at December 31, 1996 or at the date hereof, any material Guarantee Obligation, material contingent liability or material liability for taxes, or any material long-term lease or unusual material forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. Except as set forth on Schedule 5.1, during the period from December 31, 1996 to and including the date hereof there has been no sale, transfer or other disposition by the Borrower or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its Subsidiaries as of December 31, 1996.

              5.2 NO CHANGE. (a) From December 31, 1996 except as set forth in the Pro Forma Balance Sheet, there has been no development or event which has had or could have a Material Adverse Effect, and (b) except as set forth on
Schedule 5.2, during the period from December 31, 1996 to and including the date hereof, no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Borrower nor has any of the Capital Stock of the Borrower been redeemed, retired, purchased or otherwise acquired for value by the Borrower or any of its Subsidiaries.

              5.3 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except where the failure to be so qualified or in good standing would not have a Material Adverse Effect and (d) is in compliance with its certificate of incorporation and by-laws or other similar organizational or governing documents and with all Requirements of Law, except to the extent that the failure to comply therewith could not, in the aggregate, have a Material Adverse Effect.

              5.4 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The Borrower has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which the Borrower is a party; PROVIDED that the Administrative Agent's rights under the Pledge Agreement are subject to the terms and provisions thereof. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of the Borrower. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

              5.5 NO LEGAL BAR. The execution, delivery and performance of the Loan Documents to which the Borrower is a party, the borrowings hereunder and the use of the proceeds thereof will not violate any certificate of incorporation and by-laws or other similar organizational or governing documents, Requirement of Law or Contractual Obligation of the Borrower or of any of its Subsidiaries, except for such violations which could not reasonably be likely to have a Material Adverse Effect, and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such organizational or governing document, Requirement of Law or Contractual Obligation, except pursuant to this Agreement.

              5.6 NO MATERIAL LITIGATION. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues which is in the Borrower's reasonable opinion reasonably like to have a Material Adverse Effect.

              5.7 NO DEFAULT. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

              5.8 OWNERSHIP OF PROPERTY; LIENS. Each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien except as permitted by subsection 8.3.

              5.9 TAXES. Each of the Borrower and its Subsidiaries has filed or caused to be filed all material tax returns which, to the knowledge of the Borrower, are required to be filed or has timely filed a request for an extension of such filing and has paid all taxes shown to be due and payable on said returns or extension requests or on any assessments made against it or any of its property and except as set forth on Schedule 5.9, all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be and any which the failure to pay would not have a Material Adverse Effect); no tax Lien has been filed, and, to the knowledge of the Borrower, no material claim is being asserted, with respect to any such tax, fee or other charge.

              5.10 FEDERAL REGULATIONS. (a) No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G or Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-1 or FR Form U-1 referred to in said Regulation G or Regulation U, as the case may be.

              (b) The Borrower is not subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.

              5.11 ERISA. No Reportable Event has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. The present value of all accrued benefits under each Single Employer Plan maintained by the Parent or any Commonly Controlled Entity (based on those assumptions used to fund the Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. There are no Multiemployer Plans. Neither the Parent nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan.

              5.12 INVESTMENT COMPANY ACT. (a) Neither the Borrower nor any of its Subsidiaries or other Management Companies is, or, after giving effect to any Acquisition, will be, an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act.

              (b) Each of the Subsidiaries of the Borrower and each of its other Management Companies is, to the extent required thereby, duly registered as an investment adviser under the Investment Advisers Act. The Borrower is not an "investment adviser" within the meaning of the Investment Advisers Act. Each Fund which is sponsored by any Subsidiary or other Management Company and which is required to be registered as an "investment company" under the Investment Company Act is duly registered as such thereunder.

              (c) The Borrower is not required to be duly registered as a broker-dealer under the Securities Acts (and each Subsidiary and other Management Company required to be so registered is so duly registered).

              (d) Each of the Borrower and its Subsidiaries and other Management Companies is duly registered, licensed or qualified as an investment adviser or broker-dealer in each State of the United States where the conduct of its business requires such registration, licensing or qualification and is in compliance in all material respects with all Federal and State laws requiring such registration, licensing or qualification, except to the extent where the failure to be so registered, licensed or qualified or to be in such compliance will not have a Material Adverse Effect.

              5.13 INVESTMENT ADVISORY AGREEMENTS. Each of the investment advisory agreements, distribution agreements and shareholder or other servicing contracts to which the Borrower or any of its Subsidiaries or other Management Companies is a party is a legal, valid and binding obligation of the parties thereto enforceable against such parties in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) except for failures which individually and in the aggregate will not have a Material Adverse Effect; and neither the Borrower nor any of its Subsidiaries or other Management Companies is in breach or violation of or in default under any such agreement or contract in any material respect which would individually or in the aggregate have a Material Adverse Effect. The parties hereto understand that all customers have the right to terminate such investment advisory agreements at will.

              5.14 SUBSIDIARIES AND OTHER OWNERSHIP INTERESTS. The Subsidiaries listed on Schedule 5.14 hereto constitute the only Subsidiaries of the Borrower as at the date hereof. The Borrower has as at the date hereof an equity or other ownership interest in Management Companies of the Borrower and each other Person listed on Schedule 5.14 and other than as set forth on such schedule, the Borrower has no such interest in any other Management Company or Person.

              5.15 PURPOSE OF LOANS. (a) The proceeds of the Term Loans shall be used by the Borrower (i) to refinance loans outstanding under the Existing Agreement, (ii) to finance a portion of the purchase price for the TBC Acquisition and (iii) to pay fees and expenses to be incurred in connection therewith and in connection with the execution and delivery of the Loan Documents.

              (b) The proceeds of the Revolving Credit Loans shall be used by the Borrower (i) to refinance loans outstanding under the Existing Agreement,
(ii) to finance a portion of the purchase price for the TBC Acquisition, (iii) for working capital purposes, up to $10,000,000 at any time outstanding, (iv) to make Acquisitions and (iv) to pay fees and expenses to be incurred in connection therewith and in connection with the execution and delivery of the Loan Documents.

              5.16 ACCURACY AND COMPLETENESS OF INFORMATION. To the best of the Borrower's knowledge, the documents furnished and the statements made in writing to the Lenders by or on behalf of the Borrower in connection with the negotiation, preparation or execution of this Agreement or any of the other Loan Documents, taken as a whole, do not contain any untrue statement of fact material to the credit worthiness of the Borrower or omit to state any such material fact necessary in order to make the statements contained therein not misleading, in either case which has not been corrected, supplemented or remedied by subsequent documents furnished or statements made in writing to the Lenders prior to the date hereof.


                         SECTION 6. CONDITIONS PRECEDENT

              6.1 CONDITIONS TO INITIAL LOANS. The agreement of each Lender to make the initial Loan requested to be made by it is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan on the Closing Date, of the following conditions precedent:

              (a) LOAN DOCUMENTS. The Administrative Agent shall have received
         (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, with a counterpart for each Lender, and (ii) each of the Stock Pledge Agreement, LLC Pledge Agreement, Partnership Pledge Agreement and Subsidiary Pledge Agreement each executed and delivered by a duly authorized officer of the party thereto, with a counterpart or a conformed copy for each Lender.

              (b) RELATED AGREEMENTS. The Administrative Agent shall have received, true and correct copies, of each of the existing Revenue Sharing Agreements and any purchase agreements executed in connection with an Acquisition or proposed Acquisition, and such other documents or instruments as may be reasonably requested by the Administrative Agent, (including, without limitation, a copy of any debt instrument, security agreement or other material contract to which the Borrower, or one of its Subsidiaries may be a party).

              (c) NOTES. The Administrative Agent shall have received, for the account of each Lender that has requested the same, a Note made by the Borrower conforming to the requirements of this Agreement, and executed by a duly authorized officer of the Borrower.

              (d) BORROWING CERTIFICATE. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of the Borrower, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments, satisfactory in form and substance to the Administrative Agent, executed by two Responsible Officers of the Borrower.

              (e) CORPORATE PROCEEDINGS OF THE BORROWER. The Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of the Borrower authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, (ii) the borrowings contemplated hereunder and (iii) the granting by it of the Liens created pursuant to the Pledge Agreements, certified by the Secretary or an Assistant Secretary of the Borrower as of the Closing Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

              (f) BORROWER INCUMBENCY CERTIFICATE. The Administrative Agent shall have received, with a counterpart for each Lender, a Certificate of the Borrower, dated the Closing Date, as to the incumbency and signature of the officers of the Borrower executing any Loan Document satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

              (g) CORPORATE DOCUMENTS. The Administrative Agent shall have received, with a counterpart for each Lender, true and complete copies of the certificate of incorporation and by-laws of the Borrower, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the Borrower.

              (h) FEES. All fees payable by the Borrower to the Administrative Agent and any Lender on or prior to the Closing Date pursuant to this Agreement or pursuant to the Commitment Letter and Fee Letter, each dated June 26, 1997, among The Chase Manhattan Bank, Chase Securities Inc., as arranger of the Commitments and the Borrower shall have been paid in full, in each case in the amounts and on the dates set forth herein or therein.

              (i) LEGAL OPINION. The Administrative Agent shall have received, with a counterpart for each Lender, the executed legal opinion of Goodwin, Procter & Hoar LLP, counsel to the Borrower, substantially in the form of Exhibit D. Such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

              (j) PLEDGED STOCK AND OTHER EQUITY INTERESTS; TRANSFER POWERS. The Administrative Agent shall have received any certificates representing the shares of Capital Stock pledged pursuant to the Stock Pledge Agreement, together with an undated transfer power, in form and substance satisfactory to the Administrative Agent, for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

              (k) ACTIONS TO PERFECT LIENS. The Administrative Agent shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on form UCC-1, necessary or, in the opinion of the Administrative Agent, desirable to perfect the Liens created by the Pledge Agreements shall have been completed.

              (l) LIEN SEARCHES. The Administrative Agent shall have received the results of a recent search by a Person satisfactory to the Administrative Agent, of the Uniform Commercial Code, judgement and tax lien filings which may have been filed with respect to personal property of the Borrower, and the results of such search shall be satisfactory to the Administrative Agent.

              (m) PRO FORMA BALANCE SHEET. The Administrative Agent shall have received a PRO FORMA balance sheet of the Borrower as at June 30, 1997, after giving effect to the transactions contemplated hereby to be consummated on the Closing Date and the most recent unaudited consolidated financial statements of the Borrower and its subsidiaries.

              (n) CONVERTIBLE PREFERRED STOCK. As of the Closing Date, the Administrative Agent shall have received evidence reasonably satisfactory to it that the Borrower shall have issued convertible preferred stock or warrants to purchase convertible preferred stock for gross cash proceeds of at least $30,000,000 (the "CONVERTIBLE PREFERRED STOCK") upon terms and conditions satisfactory to the Lenders for cash and/or as part of the TBC Acquisition closing prior to or simultaneous with the Closing Date.

              (o) SENIOR SUBORDINATED BRIDGE FACILITY. The Administrative Agent shall have received evidence reasonably satisfactory to it that the Borrower shall have received gross cash proceeds in respect of the financing pursuant to the Senior Subordinated Credit Agreement in an amount equal to the lesser of (x) $60,000,000 or (y) $90,000,000 minus the value of the Convertible Preferred Stock, which Senior Subordinated Loans shall (a) be subordinated in all respects to the Loans (except as otherwise contemplated therein), and (b) otherwise be in form and substance satisfactory to the Lenders.

              (p) CONDITIONS TO TBC ACQUISITION. There shall be no material conditions to the consummation of the TBC Acquisition which have not been satisfied or waived with the prior consent of the Administrative Agent, and there have been no material amendments to the documentation relating to the TBC Acquisition without the prior consent of the Administrative Agent.

              (q) PURCHASE PRICE, FEES AND EXPENSES FOR TBC ACQUISITION. The Administrative Agent shall have received satisfactory evidence that (a) the aggregate consideration paid in connection with the TBC Acquisition shall not exceed $300,000,000 in the aggregate and (b) the fees and expenses to be incurred by the Borrower in connection with the TBC Acquisition and the financing thereof shall not exceed $15,000,000 in the aggregate.

              (r) CONSENTS, AUTHORIZATIONS AND FILINGS. All material governmental and third party approvals necessary or advisable in connection with the TBC Acquisition, the financing contemplated hereby and the continuing operations of the Borrower and its subsidiaries (after giving effect to the consummation of the TBC Acquisition) shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose material adverse conditions on the TBC Acquisition or the financing thereof.

              (s) CAPITAL STRUCTURE; CORPORATE STRUCTURE. The Administrative Agent and the Required Lenders shall be satisfied that there have been no material adverse changes in the capital structure or corporate structure of the Borrower and its subsidiaries since the execution of definitive documentation for the TBC Acquisition.

              (t) PROJECTIONS. The Borrower shall have furnished to each Lender a copy of financial projections for the period from 1997 through 2004 for the Borrower and its Subsidiaries. Such projections shall have been, in the opinion of the Borrower, prepared on the basis of reasonable assumptions and sound business principles.

              (u) TBC PLEDGES. The Administrative Agent shall have received such pledge agreements and guarantees as the Administrative Agent may reasonably require from any entity that owns, directly or indirectly, an equity or other interest in TBC, executed and delivered by a duly authorized officer, with a counterpart or a conformed copy for each Lender.

              6.2 CONDITIONS TO EACH LOAN. The agreement of each Lender to make any Loan requested to be made by it on any date (including, without limitation, its initial Loan but excluding any repricing or conversion of any then outstanding Loan) is subject to the satisfaction of the following conditions precedent:

              (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date; PROVIDED that (i) representations and warranties made with reference to a specific date shall remain true and correct as of such date and (ii) representations and warranties shall not be required to remain true to the extent changes have resulted from actions permitted hereunder.

              (b) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

              (c) NOTICE OF BORROWING. The Administrative Agent shall have received a notice of borrowing pursuant to subsection 3.2.

              (d) USE OF PROCEEDS. A Responsible Officer shall have delivered to the Administrative Agent a certificate to the effect that the proceeds of such Loan will be used in accordance with subsection 5.15 and specifying in reasonable detail the proposed use of the proceeds thereof.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date thereof that the conditions contained in this subsection have been satisfied.


                        SECTION 7. AFFIRMATIVE COVENANTS

              The Borrower hereby agrees that, so long as the Commitments remain in effect or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

              7.1 FINANCIAL STATEMENTS. Furnish to the Administrative Agent (which shall promptly furnish to the other Lenders):

              (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, copies of the consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such year and the related consolidated and consolidating statements of income and retained earnings and of cash flows for such year, and setting forth in each case in comparative form the figures for the previous year and, in the case of the consolidated statements, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Coopers & Lybrand or other independent certified public accountants of nationally recognized standing; and

              (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, copies of the unaudited consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such quarter and the related unaudited consolidated and consolidating statements of income and retained earnings and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, and setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (subject, in the case of interim financial statements, to year end adjustments and the absence of footnotes).

              7.2 CERTIFICATES; OTHER INFORMATION. Furnish to the Administrative Agent (which shall promptly furnish to the other Lenders):

              (a) concurrently with the delivery of the financial statements referred to in subsection 7.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default specified in subsection 9(c), except as specified in such certificate;

              (b) concurrently with the delivery of the financial statements referred to in subsections 7.1(a) and (b), (i) a copy of the most recent audited (or, if later, unaudited) financial statements received by the Borrower or any of its Subsidiaries of each of its Management Companies and (ii) a certificate of a Responsible Officer stating that, to the best of such Officer's knowledge, that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;

              (c) within five days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

              (d) within 45 days after the end of each fiscal quarter of the Borrower, a schedule analyzing changes in the assets under management of the Borrower, its Subsidiaries and Management Companies to the extent such changes are material, in each case prepared under the direct supervision of the senior financial officer of the Borrower and in form and substance satisfactory to the Administrative Agent;

              (e) at the request of the Administrative Agent, a report discussing the views of the Borrower concerning the recent performance and near and intermediate term prospects of (i) the businesses in which the Borrower and its Subsidiaries and Management Companies are principally engaged and (ii) the Borrower and its Subsidiaries and Management Companies, including a discussion of trends concerning assets under management, advisory fees and competition and of strategic initiatives by the Borrower and its Subsidiaries and Management Companies (or, upon reasonable notice by the Administrative Agent, the Borrower shall attend a meeting with the Lenders to discuss the foregoing);

              (f) within five Business Days after the consummation of any Acquisition, other than the TBC Acquisition, the acquisition of GeoCapital, LLC or an Acquisition of any interest in a Person that is already a Subsidiary or a Management Company and with respect to which the Borrower does not borrow additional funds hereunder, and within 45 days after the consummation of the TBC Acquisition and the acquisition of GeoCapital, LLC (A) copies of the most recent audited (and, if later, or, if audited statements are not available, unaudited) financial statements of the Management Company which is the subject of such Acquisition, (B) copies of the purchase agreement or other acquisition document executed or to be executed by the Borrower or any of its Subsidiaries in connection with the Acquisition, (C) an unaudited PRO FORMA consolidated balance sheet of the Borrower and its Subsidiaries as at a recent date but prepared as though the closing of such Acquisition had occurred on or prior to such date and related PRO FORMA calculations, indicating compliance on a PRO FORMA basis as at such date and for the periods then ended with the financial covenants set forth in subsection 8.1 and (D) a copy of the most recent Form ADV, if any, filed under the Investment Advisers Act in respect to any Management Company which is the subject of such Acquisition; and

              (g) promptly, such additional financial and other information as any Lender may, through the Administrative Agent, from time to time reasonably request.

              7.3 PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be and except where the failure to do so could not have a Material Adverse Effect.

              7.4 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. Continue to engage in business of the same general type as now conducted and purported to be conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, registrations, licenses, privileges and franchises necessary or desirable in the normal conduct of its business (including, without limitation, all such registrations under the Investment Advisers Act and all material investment advisory agreements, distribution agreements and shareholding and other administrative servicing contracts) except as otherwise permitted pursuant to subsection 8.5 and except for failures which individually and in the aggregate will not have a Material Adverse Effect; comply, and to the extent reasonably within its control, cause each Management Company and Fund to comply, with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

              7.5 MAINTENANCE OF PROPERTY; INSURANCE. Keep all property useful and necessary in its business in good working order and condition, except where the failure to do so would not have a Material Adverse Effect; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business, except where the failure to do so could not have a Material Adverse Effect; and furnish to the Administrative Agent, upon written request, full information as to the insurance carried.

              7.6 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. Keep proper books of records and account in which full, true and correct entries in all material respects in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities, except where the failure to do so would not have a Material Adverse Effect; and permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and upon at least three days prior notice or such lesser period of time as may be acceptable to the Borrower or the relevant Subsidiary, as the case may be, and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

              7.7 NOTICES. Promptly give notice to the Administrative Agent and each Lender of:

              (a) the occurrence of any Default or Event of Default;

              (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could have a Material Adverse Effect;

              (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries or any "affiliated person" of the Borrower or any of its Subsidiaries within the meaning of the Investment Company Act in which the amount involved is $5,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought and which could reasonably be expected to have a Material Adverse Effect;

              (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof:
         (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, or any withdrawal from, or the termination, Reorganization or Insolvency of any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any

         Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;

              (e) any suspension or termination of the registration of any Subsidiary or Management Company of the Borrower as an investment adviser under the Investment Advisers Act, or of any registration as a broker-dealer under the Securities Acts or under any applicable state statute which is material to the business thereof, or any cancellation or expiration without renewal of any investment advisory agreement, distribution agreement or shareholder or other administrative servicing contract to which the Borrower or any of its Subsidiaries or Management Companies is a party the revenues under which have exceeded in the most recent fiscal year of the Borrower or any such Management Company, as the case may be, $1,000,000; and

              (f) any event which would have a Material Adverse Effect on the Borrower and its Subsidiaries taken as a whole.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto, if any.

              7.8 STOCK PLEDGES. Promptly upon the consummation of the Acquisition of a Management Company or the formation of any new Subsidiary, execute and deliver or cause to be executed and delivered to the Administrative Agent a Pledge Agreement Supplement with respect to the pledge of the Capital Stock of such Management Company or new Subsidiary, held, directly by the Borrower or by any wholly owned Subsidiary of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, together with evidence in form and substance reasonably satisfactory to the Administrative Agent that all deliveries, filings, recordings, registrations and other actions, including, without limitation, the delivery of any certificates representing such Capital Stock, together, in the case of stock certificates, with an undated transfer power, in form and substance reasonably satisfactory to the Administrative Agent, for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, and the filing of duly executed financing statements on form UCC-1, necessary or, in the opinion of the Administrative Agent, desirable to perfect the Liens created by such Pledge Agreement Supplement shall have been completed.

              7.9 GUARANTEES. In the case of any Subsidiary of the Borrower which at any time is wholly owned, promptly upon the request of the Administrative Agent, execute and deliver to the Administrative Agent, on behalf of the Lenders, a guarantee of such Subsidiary, in form and substance satisfactory to the Administrative Agent, with respect to the performance of the obligations of the Borrower under this Agreement and the other Loan Documents.

                          SECTION 8. NEGATIVE COVENANTS

              The Borrower hereby agrees that, from and after the Closing Date and so long as the Commitments remain in effect or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

              8.1  FINANCIAL CONDITION COVENANTS.

              (a) MAINTENANCE OF NET WORTH. Permit Consolidated Net Worth at any time during any period to be less than the sum of (i) $36,000,000, PLUS
         (ii) 85% of the net proceeds of any net issuances by the Borrower of any Capital Stock and any equity contributions to it and any Subordinated Indebtedness (to the extent included in Consolidated Net Worth) in each case after the date hereof, PLUS (iii) 50% of the positive Consolidated Net Income, if any, for each completed fiscal quarter of the Borrower from the date hereof (or MINUS (iii) the lesser of (A) 100% of any Consolidated Net Loss, if any, for each such completed fiscal quarter or (B) the extent of any Consolidated Net Loss resulting from a write-off of expenses relating to the Existing Agreement, the repayment of the Senior Subordinated Notes and the Term Loans, an Initial Public Offering and Non-Cash Based Compensation Costs).

              (b) INTEREST COVERAGE. Permit for any period of four consecutive fiscal quarters ending during any "Test Period" set forth below the ratio of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense to be less than the ratio set forth opposite such Test Period below:

                    Test Period                      Interest Coverage Ratio
                    -----------                      -----------------------

              09/30/97 through 12/31/98:                 1.75 to 1.00

              01/01/99 through 12/31/99:                 2.25 to 1.00

              thereafter:                                3.00 to 1.00


              (c) LEVERAGE RATIO OF SENIOR INDEBTEDNESS TO ADJUSTED EBITDA. Permit at any time during any "Test Period" set forth below the ratio of (i) Senior Indebtedness to (ii) Adjusted EBITDA at the end of the most recently completed fiscal quarter to exceed the ratio set forth opposite such Test Period below:

                    Test Period                         Leverage Ratio
                    -----------                         --------------

              09/30/97 through 09/30/98:                 6.50 to 1.00

              10/01/98 through 6/30/99:                  4.50 to 1.00

              thereafter:                                3.50 to 1.00

              8.2 LIMITATION ON INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except:

              (a) Indebtedness of the Borrower under this Agreement and the other Loan Documents;

              (b) unsecured Indebtedness of any Subsidiary owing to the Borrower or any other Subsidiary or secured Indebtedness of any Subsidiary owing to the Borrower;

              (c) Indebtedness of the Borrower or any of its Subsidiaries incurred to finance its working capital (or the working capital of any Subsidiary of the Borrower) in an aggregate principal amount not exceeding as to it $1,000,000 at any time outstanding;

              (d) Indebtedness of the Borrower or any of its Subsidiaries incurred to finance its acquisition of fixed or capital assets (whether pursuant to a deferred purchase arrangement with a vendor, a loan, a Financing Lease or otherwise) in an aggregate principal amount not exceeding as to it $200,000 at any time outstanding;

              (e) Indebtedness of a Person which becomes a Subsidiary after the date hereof, PROVIDED that (i) such indebtedness existed at the time such Person became a Subsidiary and was not created in anticipation thereof and (ii) immediately after giving effect to the acquisition of such Person by the Borrower no Default or Event of Default shall have occurred and be continuing;

              (f) Indebtedness in respect of (i) the Senior Subordinated Credit Agreement or the Senior Subordinated Indenture or evidenced by the Senior Subordinated Notes; PROVIDED that such Indebtedness shall not be extended, renewed, replaced, refinanced or otherwise amended, except
         (x) by the incurrence of Indebtedness under the Senior Subordinated Indenture or evidenced by Senior Subordinated Notes or (y) for amendments permitted by subsection 8.11, (ii) the Subordinated Contingent Payment Notes and (iii) other Subordinated Indebtedness;

              (g) Indebtedness of the Borrower and its Subsidiaries (including, without limitation, TBC and GeoCapital, LLC) existing on the date hereof, as described on Schedule 8.2(g);

              (h) Indebtedness of the type described in clause (g) of the definition of Indebtedness incurred by the Borrower or any of its Subsidiaries in the ordinary course of business with reputable financial institutions and not for speculative purposes;

              (i) Indebtedness of the Borrower or any of its Subsidiaries incurred to the seller of an interest in any Management Company or Subsidiary; and

              (j) Indebtedness in the nature of deferred compensation to employees in an aggregate principal amount not exceeding as to the Borrower and its Subsidiaries (i) $1,000,000 at any time outstanding prior to the consummation of an Initial Public Offering and (ii) $5,000,000 at any time outstanding thereafter.

              8.3 LIMITATION ON LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

              (a) Liens for taxes, assessments and other governmental charges not yet due or which are being contested in good faith by appropriate proceedings, PROVIDED that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

              (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

              (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

              (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

              (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or such Subsidiary;

              (f) Liens securing Indebtedness of the Borrower and its Subsidiaries permitted by subsection 8.2(d) incurred to finance the acquisition of fixed or capital assets, PROVIDED that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by such Lien shall at no time exceed the purchase price of such property;

              (g) Liens on the property or assets of a Person which becomes a Subsidiary after the date hereof securing Indebtedness permitted by subsection 8.2(e), PROVIDED that (i) such Liens existed at the time such Person became a Subsidiary and were not created in anticipation thereof, (ii) any such Lien is not spread to cover any property or assets of such Person after the time such Person becomes a Subsidiary, and (iii) the amount of Indebtedness secured thereby is not increased;

              (h) Liens arising by reason of any judgment, decree or order of any court or other Governmental Authority, (i) if appropriate legal proceedings which have been initiated for the review of such judgment, decree or order are being diligently prosecuted and shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired or (ii) if such judgment, decree or order shall have been discharged, within 45 days of the entry thereof or execution thereof has been stayed pending appeal;

              (i) Liens created pursuant to the Pledge Agreements (including, without limitation, to secure obligations with respect to letters of credit issued by any Lender and permitted under subsection 8.4);

              (j) Liens existing, or provided for under arrangements existing, as of the date hereof as described on Schedule 8.3(j); and

              (k) Liens permitted under subsection 4 of each of the Stock Pledge Agreement and the Subsidiary Pledge Agreement and subsection 3 of each of the Partnership Pledge Agreement and the LLC Pledge Agreement.

              8.4 LIMITATION ON GUARANTEE OBLIGATIONS. Create, incur, assume or suffer to exist any Guarantee Obligation except guarantees by the Borrower or any Subsidiary or Management Company of obligations of any of the Subsidiaries, which obligations are otherwise permitted under this Agreement, and except for
(a) other Guarantee Obligations not exceeding $1,500,000 in the aggregate at any time, (b) Guarantee Obligations which constitute Indebtedness permitted under subsection 8.2, (c) Guarantee Obligations in the nature of letters of credit in an aggregate principal amount not exceeding $2,600,000, (d) Guarantee Obligations of Subsidiaries created pursuant to the Subsidiary Pledge Agreement or (e) subordinated Guarantee Obligations of Subsidiaries to secure the Senior Subordinated Loans as required by the Senior Subordinated Credit Agreement.

              8.5 LIMITATION ON FUNDAMENTAL CHANGES. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets (each a "disposition"), or make any material change in its present method of conducting business; PROVIDED that, unless, (i) with respect to a merger, consolidation or amalgamation of a Subsidiary of the Borrower, if prior to such event the Borrower owned at least a 51% ownership interest, the Borrower shall continue to own at least a 51% ownership interest in such Subsidiary or the surviving Person of such merger, consolidation or amalgamation or, after such event it shall have no ownership interest, (ii) with respect to the liquidation, winding up or dissolution of a direct or indirect Subsidiary of the Borrower, the assets of such Subsidiary shall have been transferred to the Borrower or a Subsidiary of the Borrower and the other shareholders, partners or members of a Subsidiary, or another Subsidiary of the Borrower, and (iii) with respect to any disposition described above, the Net Proceeds thereof shall have been applied as set forth in subsection 4.2 to the extent required.

              8.6 LIMITATION ON SALE OF ASSETS. Convey, sell, lease, assign, transfer or otherwise dispose (including in connection with sale leaseback transactions) of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Borrower or any wholly owned Subsidiary, except:

              (a) the sale or other disposition of obsolete or worn out property in the ordinary course of business;

              (b) the sale or other disposition of any property in the ordinary course of business;

              (c) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

              (d) the sale, issuance or other disposition of the Capital Stock or other ownership interest of any Subsidiary of the Borrower or of a Management Company in which the Borrower owns an ownership interest to partners, officers or directors of such Subsidiary or Management Company; provided that, if prior to such sale, issuance or disposition, the Borrower owns in excess of a 50% ownership interest in such Subsidiary or Management Company, the Borrower shall at all times continue to own in excess of a 50% ownership interest in such Subsidiary or Management Company or after such sale, issuance or disposition shall have no ownership interest; and

              (e) the sale, contribution or other transfer of (i) all or substantially all the Capital Stock of a Subsidiary or Management Company (including both Capital Stock held by the Borrower and its Subsidiaries and by the other holders of Capital Stock of such Subsidiary or Management Company), or (ii) all or substantially all the Assets of a Subsidiary or Management Company, in each case, to another Subsidiary or Management Company in a transaction or series of related transactions which results in the Borrower having at least a substantially equivalent economic interest in, and a substantially equivalent level of management and control over, the Subsidiary or Management Company.

              8.7 LIMITATION ON LEASES. Permit the amount paid by the Borrower for lease obligations under operating leases to which the Borrower is a party (including any such leases entered into in connection with sale leaseback transactions) for any fiscal year of the Borrower to exceed $750,000 or permit a Subsidiary of the Borrower to make any such payment in respect of lease obligations except to the extent that any such payment is made out of that portion of its revenues designated as Operating Cash Flow (and not Free Cash
Flow) under the relevant Revenue Sharing Agreement.

              8.8 LIMITATION ON DIVIDENDS. Declare or pay any dividend (other than dividends payable solely in common stock of the Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary in an aggregate amount not exceeding as to the Borrower and its Subsidiaries $500,000; PROVIDED, HOWEVER, that the Borrower may make the payments described in or contemplated by Section 1.5 of the Amended and Restated Stockholders Agreement dated as of August 15, 1997 among the Borrower and the stockholders of the Borrower party thereto and may make the deposit of funds into escrow described in and contemplated by such Section 1.5 and the funds so deposited may be released pursuant to the terms of the Escrow Agreement dated as of October 9, 1997.

              8.9 LIMITATION ON CAPITAL EXPENDITURES. Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any expenditure in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations) except in the case of the Borrower, for expenditures in the ordinary course of business not exceeding, in the aggregate for the Borrower during any fiscal year of the Borrower $2,500,000 and except in the case of a Subsidiary of the Borrower, expenditures in respect of fixed or capital assets to the extent that such expenditures are made out of that portion of its revenues designated as Operating Cash Flow (and not Free Cash Flow) under the relevant Revenue Sharing Agreement.

              8.10 LIMITATION ON INVESTMENTS, LOANS AND ADVANCES. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except:

              (a) extensions of trade credit in the ordinary course of business;

              (b) investments in cash equivalents, including any such investment that may be readily sold or otherwise liquidated in any Fund for which any Subsidiary or other Management Company provides management, advisory or administrative services and which principally invests in cash equivalents;

              (c) any investment in or loan or advance to a Management Company or a Subsidiary or in any Person which, after giving effect to such investment, will become a Subsidiary or a Management Company, if, after giving effect to such investment, no Default or Event of Default shall have occurred and be continuing;

              (d) loans to officers of the Borrower or its Subsidiaries listed on Schedule 8.10 in aggregate principal amounts outstanding not to exceed the respective amounts set forth for such officers on said schedule;

              (e) (i) loans and advances to employees of the Borrower or its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business in an aggregate amount for the Borrower and its Subsidiaries not to exceed $150,000 at any one time outstanding (other than as permitted in subsection 8.10(f)) and (ii) in the case of a Subsidiary of the Borrower, loans and advances to employees for travel, entertainment and relocation expenses in the ordinary course of business to the extent that such loans and advances are made out of that portion of its revenues designated as Operating Cash Flow (and not Free Cash Flow) under the relevant Revenue Sharing Agreement; and

              (f) to the extent made out of the portion of the revenues of a Subsidiary of the Borrower which is designated as Operating Cash Flow (and not Free Cash Flow) under the relevant Revenue Sharing Agreements.

              8.11 LIMITATION ON OPTIONAL PAYMENTS AND MODIFICATIONS OF DEBT INSTRUMENTS AND OTHER DOCUMENTS (a) Except as provided in subsection 8.11(b), make any payment (including any cash payment of interest) or prepayment on or redemption, defeasance or purchase of any Subordinated Indebtedness; PROVIDED, HOWEVER, as long as there is no Default or Event of Default, the Borrower may make payments due on the Subordinated Contingent Payment Notes and Subordinated Deferred Payment Note as required thereunder and up to $10,000,000 in the aggregate of payments (including any cash payment of interest) and prepayments on or redemption, defeasance or purchase of Subordinated Indebtedness.

         (b) Make any optional payment or prepayment on or repurchase or redemption of the Senior Subordinated Credit Agreement or any Senior Subordinated Notes (other than, to the extent permitted thereunder, with the proceeds of an Initial Public Offering or, in the case of the Senior Subordinated Credit Agreement, with the proceeds of any offering of Senior Subordinated Notes or other Subordinated Indebtedness), including, without limitation, any payments on account of, or for a sinking or other analogous fund for, the repurchase, redemption, defeasance or other acquisition thereof, except mandatory payments of principal, interest, fees and expenses required by the terms of the Senior Subordinated Credit Agreement, the Senior Subordinated Notes, the Senior Subordinated Facility Documents, the Senior Subordinated Notes Documents and the Senior Subordinated Note Indenture, as the case may be, only to the extent permitted under the subordination provisions, if any, applicable thereto.

         (c) In the event of the occurrence of a Change of Control (as defined in the Senior Subordinated Note Indenture), repurchase the Senior Subordinated Notes or any portion thereof, unless the Borrower shall have (i) made payment in full of the Loans and any other amounts then due and owing to any Lender or the Administrative Agent hereunder and under any Note on terms reasonably satisfactory to the Administrative Agent or (ii) made an offer to pay the Loans, and any amounts then due and owing to each Lender and the Administrative Agent hereunder and under any Note in respect of each Lender and shall have made payment in full thereof to each such Lender or the Administrative Agent which has accepted such offer.

         (d) Amend, supplement, waive or otherwise modify any of the provisions of any of the Senior Subordinated Facility Documents or the Senior Subordinated Notes Documents:

                    (i) which amends or modifies the subordination provisions, if any, contained therein;

                   (ii) which shortens the fixed maturity or increases the
              principal amount of, or increases the rate or shortens the time of payment of interest on, or increases the amount or shortens the time of payment of any principal or premium payable whether at maturity, at a date fixed for prepayment or by acceleration or otherwise of the Indebtedness under the Senior Subordinated Credit Facility or evidenced by the Senior Subordinated Notes, or increases the amount of, or accelerates the time of payment of, any fees or other amounts payable in connection therewith;

                  (iii) which relates to any material affirmative or negative covenants or any events of default or remedies thereunder and the effect of which is to subject the Borrower or any of its Subsidiaries, to any more onerous or more restrictive provisions; or

                   (iv) which otherwise adversely affects the interests of the
              Lenders as senior creditors with respect to the Senior Subordinated Facility Documents or the Senior Subordinated Notes Documents or the interests of the Lenders under this Agreement or any other Loan Document in any material respect.

              8.12 RESTRICTION ON AMENDMENTS TO REVENUE SHARING AGREEMENTS. Amend or modify the terms of a Revenue Sharing Agreement such that, as a result of such amendment or modification a Material Adverse Effect would occur.

              8.13 LIMITATION ON TRANSACTIONS WITH AFFILIATES. Except as described on Schedule 8.13, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise expressly permitted under this Agreement or (b) in the ordinary course of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate, provided that (i) transactions between the Borrower and its Subsidiaries and (ii) transactions between the Borrower or any of its Subsidiaries or any officer, director, individual stockholder, partner or member (or an entity wholly owned by such an individual) and any Fund or other Investment Company sponsored by the Borrower or any Subsidiary or for which the Borrower or any Subsidiary provides advisory, administrative, supervisory, management, consulting or similar services, that are otherwise permissible under the Investment Company Act, the Investment Advisers Act and the applicable management contracts shall be permitted under this subsection 8.13.

              8.14 LIMITATION ON CHANGES IN FISCAL YEAR. Permit the fiscal year of the Borrower to end on a day other than December 31.


                          SECTION 9. EVENTS OF DEFAULT

              If any of the following events shall occur and be continuing:

              (a) The Borrower shall fail to pay any principal of any Loan when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

              (b) Any representation or warranty made or deemed made by the Borrower or any of its Subsidiaries herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

              (c) The Borrower or any of its Subsidiaries shall default in the observance or performance of any agreement contained in subsection 8.11, Section 6 and Section 5 of the Stock Pledge Agreement and Section 4 and Section 5 of each of the Partnership Pledge Agreement and the LLC Pledge Agreement; or

              (d) The Borrower or any of its Subsidiaries shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

              (e) The Borrower or any of its Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Loans) or in the payment of any Guarantee Obligation, in either case in an outstanding principal amount in excess of $500,000, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

              (f) (i) The Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
         (i), (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

              (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan maintained by the Borrower or any of its Subsidiaries, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan maintained by the Borrower or any of its Subsidiaries,
         (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title

         IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist, with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could have a Material Adverse Effect; or

              (h) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance or indemnification) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

              (i) (i) Any of the Pledge Agreements shall cease, for any reason, to be in full force and effect, or the Borrower or any of its Subsidiaries party thereto shall so assert or (ii) the Lien created by any of the Pledge Agreements shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

              (j) A Change of Control shall have occurred.

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this Section with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


                      SECTION 10. THE ADMINISTRATIVE AGENT

              10.1 APPOINTMENT. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

              10.2 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

              10.3 EXCULPATORY PROVISIONS. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

              10.4 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

              10.5 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this

Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders, or, if such notice is received from a Lender, to the Borrower. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; PROVIDED that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

              10.6 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

              10.7 INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

              10.8 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not the agent hereunder and under the other Loan Documents. With respect to the Loans made by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

              10.9 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent (a) may resign as Administrative Agent upon 30 days' notice to the Lenders and (b) may be removed by the Required Lenders if (i) the Senior Subordinated Loans are outstanding or the Senior Subordinated Notes are held by Affiliates of Chase and
(ii) an event described in clause (i) or (ii) of paragraph (f) of Section 9 has occurred. Upon any such resignation or removal, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower; provided that, in the event such Lenders are unable to agree upon a successor to a resigning Administrative Agent, a resigning Administrative Agent shall appoint a successor agent from the existing Lenders. Upon the approval and acceptance of any appointment as Administrative Agent, such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation or removal as Administrative Agent, the provisions of this
Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.


                            SECTION 11. MISCELLANEOUS

              11.1 AMENDMENTS AND WAIVERS. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; PROVIDED, HOWEVER, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of final maturity of any Loan, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or of any installments of principal or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the consent of each Lender directly affected thereby, or (ii) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or release all or substantially all of the Collateral or Pledged Collateral, in each case without the written consent of all the Lenders, (iii) amend, modify or waive any provision of Section 10 without the written consent of the then Administrative Agent, (iv) change the allocation among the Tranche A Term Loans and Tranche B Term Loans of prepayments to be made pursuant to subsections 4.1 and 4.2 or waive or amend any provision of subsection 4.2 without the prior written consent of (1) Lenders holding more than 50% of the aggregate outstanding principal amount of the Tranche A Term Loans and (2) Lenders holding more than 50% of the aggregate outstanding principal amount of the Tranche B Term Loans, (v) change the application of prepayments of Tranche A Term Loans pursuant to subsections 4.1 and 4.2 without the prior written consent of Lenders holding more than 50% of the aggregate outstanding principal amount of the Tranche A Term Loans or (vi) change the application of prepayments of Tranche B Term Loans pursuant to subsections 4.1 and 4.2 without the prior written consent of Lenders holding more than 50% of the aggregate outstanding principal amount of the Tranche B Term Loans. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

              11.2 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or 5 days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

    The Borrower:          Affiliated Managers Group
                           Two International Place, 23rd Floor
                           Boston, Massachusetts  02110
                           Attention: Sean Healey, Executive Vice President
                           Fax: (617) 346-7115

    The Administrative
          Agent:           The Chase Manhattan Bank
                           One Chase Manhattan Plaza
                           8th Floor
                           New York, New York  10081
                           Attention: Laura Rebecca
                           Fax: (212) 552-7490

PROVIDED that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to subsection 2.2, 3.2, 3.4, 4.1, 4.3 or 4.8 shall not be effective until received.

              11.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

              11.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder through the Termination Date.

              11.5 PAYMENT OF EXPENSES AND TAXES. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents during the continuance of an Event of Default, including, without limitation, the fees and disbursements of counsel to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes other than Non-Excluded Taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), PROVIDED, that the Borrower shall have no obligation hereunder to the Administrative Agent or any Lender with respect to indemnified liabilities arising from (i) the gross negligence, bad faith or willful misconduct of the Administrative Agent or any such Lender or
(ii) legal proceedings commenced against the Administrative Agent or any such Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such. Any statement for reasonable expenses of counsel to the Administrative Agent and the Lenders payable by the Borrower pursuant to this subsection 11.5 shall be sent to a Responsible Officer of the Borrower within six months of the termination of the event giving rise to such expenses. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.

              11.6 SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

              (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, and, so long as no Event of Default has been continuing for a period of 90 days, with the consent of the Borrower (which consent shall not be unreasonably withheld), at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. The Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, PROVIDED that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 11.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 4.10, 4.11, 4.12 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; PROVIDED that, in the case of subsection 4.11, such Participant shall have complied with the requirements of said subsection and PROVIDED, FURTHER, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

              (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of each of the Administrative Agent and, so long as no Event of Default has been continuing for a period of 90 days, the Borrower (which in each case shall not be unreasonably withheld), to an additional bank or financial institution ("an ASSIGNEE") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit E, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register, PROVIDED that, in the case of any such assignment to an additional bank or financial institution (other than an assignment of all the assigning Lender's rights and obligations with respect to any of (x) the Revolving Credit Commitments and Revolving Credit Loans, (y) the Tranche A Term Loans or (z) the Tranche B Term Loans), the sum of the aggregate principal amount of the Loans and the aggregate amount of the unused Commitments being assigned and, if such assignment is of less than all of the rights and obligations of the assigning Lender, the sum of the aggregate principal amount of the Loans and the aggregate amount of the unused Commitments remaining with the assigning Lender are each not less than $10,000,000 (or such lesser amount as may be agreed to by the Borrower and the Administrative Agent). Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto).

              (d) The Administrative Agent, on behalf of the Borrower, shall maintain at the address of the Administrative Agent referred to in subsection
11.2 a copy of each Assignment and Acceptance delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

              (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Administrative Agent with the approval of the Borrower) together with payment by the Lenders parties thereto to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

              (f) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "TRANSFEREE") and any prospective Transferee approved by the Borrower, which approval shall not be unreasonably withheld, subject to the provisions of subsection 11.15, any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this

Agreement, PROVIDED, HOWEVER, that prior to such disclosure each such prospective Transferee shall have executed a confidentiality agreement substantially in the form of Exhibit F.

              (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

              11.7 ADJUSTMENTS; SET-OFF. (a) If any Lender (a "BENEFITTED LENDER") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 9(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

              (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application.

              11.8 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

              11.9 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

              11.10 INTEGRATION. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

              11.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

              11.12 SUBMISSION TO JURISDICTION; WAIVERS. The Borrower hereby irrevocably and unconditionally:

              (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

              (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

              (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in subsection 11.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

              (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

              (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

              11.13 ACKNOWLEDGEMENTS. The Borrower hereby acknowledges that:

              (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

              (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

              (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

              11.14 WAIVERS OF JURY TRIAL. TO THE EXTENT PERMITTED BY LAW, THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

              11.15 CONFIDENTIALITY. Each Lender agrees to keep confidential any written or oral information (a) provided to it by or on behalf of the Borrower or any of its Subsidiaries pursuant to or in connection with this Agreement or
(b) obtained by such Lender based on a review of the books and records of the Borrower or any of its Subsidiaries; PROVIDED that nothing herein shall prevent any Lender from disclosing any such information (i) to the Administrative Agent or any other Lender or to any Person who evaluates, approves, structures or administers the Loans on behalf of a Lender and who is subject to this confidentiality provision, (ii) to any Transferee or prospective Transferee which agrees in writing to comply with the provisions of this subsection, (iii) to its employees, directors, agents, attorneys, accountants and other professional advisors who are directly involved in the execution of the transactions contemplated by this Agreement and have been informed of their obligations under this subsection 11.15, (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law (notice of which shall be provided promptly to the Borrower), (vi) which has been publicly disclosed other than in breach of this Agreement, or (vii) in connection with the exercise of any remedy hereunder.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                   AFFILIATED MANAGERS GROUP, INC.


                                   By:       /s/ Sean M. Healey
                                      -----------------------------------
                                      Title: Executive Vice President


                                   THE CHASE MANHATTAN BANK, as
                                   Administrative Agent and as a Lender


                                   By:       /s/ Bruce S. Borden
                                      -----------------------------------
                                      Title: Vice President

                                   FIRST UNION NATIONAL BANK



                                   By:       /s/ Austin M. Rodgers
                                      -----------------------------------
                                      Title: Senior Vice President

                                   SOCIETE GENERALE



                                   By:       /s/ John H. Padwatter
                                      -----------------------------------
                                      Title: Vice President

                                   CORESTATES BANK, N.A.



                                   By:       /s/ Kevin O'Rourke
                                      -----------------------------------
                                      Title: Assistant Vice President

                                   CREDIT LYONNAIS NEW YORK



                                   By:       /s/ Alain Papiasse
                                      -----------------------------------
                                      Title: Executive Vice President

                                   CIBC INC.



                                   By:       /s/ Gerald J. Girardi
                                      -----------------------------------
                                      Title: Director, CIBC WOOD GUNDY
                                   SECURITIES CORP., AS AGENT

                                   STATE STREET BANK AND TRUST COMPANY



                                   By:       /s/ Monica M. Sheehan
                                      -----------------------------------
                                      Title: Vice President

                                   THE FUJI BANK, LIMITED
                                    NEW YORK BRANCH



                                   By:       /s/ Teiji Teramoto
                                      -----------------------------------
                                      Title: Vice President & Manager

                                   UNION BANK OF CALIFORNIA, N.A.



                                   By:       /s/ David C. Hants
                                      -----------------------------------
                                      Title: Vice President

                                   NATIONSBANK, N.A.



                                   By:       /s/ Ronald A. Blissett
                                      -----------------------------------
                                      Title: Officer

                                   DEEPROCK & COMPANY
                                   By:  Eaton Vance Management, as
                                        investment advisor



                                   By:       /s/ Scott H. Page
                                      -----------------------------------
                                      Title: Vice President

                                   KZH HOLDING CORPORATION III



                                   By:       /s/ Virginia Conway
                                      -----------------------------------
                                      Title: Authorized Agent

                                                                         ANNEX I
                                                                         -------


                                  PRICING GRID

=================================================================================================================
        Ratio of Senior
        Indebtedness to                               Applicable Margin for                 Applicable Margin For
        Adjusted EBITDA                                 Eurodollar Loans                          ABR Loans
-----------------------------------------------------------------------------------------------------------------
greater than or equal to 4.5 to 1.00                  2.50% (Tranche A and                   1.50% (Tranche A and
                                                      Revolving Credit)                       Revolving Credit)

                                                      3.00% (Tranche B)                       2.00% (Tranche B)
-----------------------------------------------------------------------------------------------------------------
greater than or equal to 4.00 to 1.00                 2.25% (Tranche A and                   1.25% (Tranche A and
                                                      Revolving Credit)                       Revolving Credit)

                                                      3.00% (Tranche B)                       2.00% (Tranche B)
-----------------------------------------------------------------------------------------------------------------
greater than or equal to 3.50 to 1.00                 2.00% (Tranche A and                   1.00% (Tranche A and
                                                      Revolving Credit)                       Revolving Credit)

                                                      3.00% (Tranche B)                       2.00% (Tranche B)
-----------------------------------------------------------------------------------------------------------------
greater than or equal to 3.00 to 1.00                 1.75% (Tranche A and                   0.75% (Tranche A and
                                                      Revolving Credit)                       Revolving Credit)

                                                      3.00% (Tranche B)                       2.00% (Tranche B)
-----------------------------------------------------------------------------------------------------------------
less than                3.00 to 1.00                 1.50% (Tranche A and                   0.50% (Tranche A and
                                                      Revolving Credit)                       Revolving Credit)

                                                      3.00% (Tranche B)                       2.00% (Tranche B)
=================================================================================================================

                                                                      SCHEDULE I
                                                                      ----------


                               LENDER COMMITMENTS


A.       Commitments

===================================================================================================
                                Revolving Credit           Tranche A Term            Tranche B Term
               Lender              Commitment              Loan Commitment                Loan
                                                                                       Commitment
---------------------------------------------------------------------------------------------------
The Chase Manhattan Bank          $ 24,000,000               $ 6,000,000              $41,000,000
---------------------------------------------------------------------------------------------------
First Union National Bank         $ 23,200,000               $ 5,800,000              $ 2,000,000
---------------------------------------------------------------------------------------------------
Societe Generale                  $ 23,200,000               $ 5,800,000                        -
---------------------------------------------------------------------------------------------------
CoreStates Bank, N.A.             $ 23,200,000               $ 5,800,000                        -
---------------------------------------------------------------------------------------------------
Credit Lyonnais New York          $ 23,200,000               $ 5,800,000                        -
Branch
---------------------------------------------------------------------------------------------------
CIBC, Inc.                        $ 23,200,000               $ 5,800,000                        -
---------------------------------------------------------------------------------------------------
State Street Bank and Trust       $ 18,000,000               $ 4,500,000                        -
Company
---------------------------------------------------------------------------------------------------
The Fuji Bank, Limited            $ 18,000,000               $ 4,500,000                        -
New York
---------------------------------------------------------------------------------------------------
Union Bank of California,         $ 12,000,000               $ 3,000,000                        -
N.A.
---------------------------------------------------------------------------------------------------
NationsBank, N.A.                 $ 12,000,000               $ 3,000,000                        -
---------------------------------------------------------------------------------------------------
KZH Holding                                  -                         -              $ 5,000,000
Corporation III
---------------------------------------------------------------------------------------------------
Deeprock & Company                           -                         -              $ 2,000,000
---------------------------------------------------------------------------------------------------
                                  $200,000,000               $50,000,000              $50,000,000
===================================================================================================

B.       Addresses for Notices

         THE CHASE MANHATTAN BANK
         270 Park Avenue
         New York, NY 10017
         Attn: Darrell Crate
         Telephone: (212) 270-5005
         Telecopy:  (212) 270-5222

FIRST UNION NATIONAL BANK
301 South College Street DC-5
Charlotte, NC 28288-0735
Attn: Robert W. Beatty
Telephone: (704) 374-4176
Telecopy:  (704) 383-7611


SOCIETE GENERALE
1221 Avenue of the Americas
New York, NY 10020
Attn: John Padwater
Telephone: (212) 278-6263
Telecopy:  (212) 278-7569


CORESTATES BANK, N.A.
1345 Chestnut Street
Philadelphia, PA 19101
Attn: Brian Haley
Telephone: (215) 973-2372
Telecopy:  (215) 786-8988


CREDIT LYONNAIS NEW YORK BRANCH
53 State Street, 27th Floor
Boston, MA 02109
Attn: Lisa Turilli
Telephone: (617) 723-2615
Telecopy:  (617) 723-4803


CIBC INC.
425 Lexington Avenue, 8th Floor
New York, NY 10017
Attn: Gerald Girardi
Telephone: (212) 856-3649
Telecopy:  (212) 856-3558


STATE STREET BANK AND TRUST COMPANY
235 Franklin Street, 2nd Floor
Boston, MA 02110
Attn: Monica Sheehan
Telephone: (617) 664-4957
Telecopy:  (617) 664-6527




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THE FUJI BANK, LIMITED NEW YORK
  BRANCH
Two World Trade Center, 79th Floor
New York, NY 10048
Attn: Mark Hanslin
Telephone: (212) 898-2073
Telecopy:  (212) 898-2399


UNION BANK OF CALIFORNIA, N.A.
350 California Street
San Francisco, CA 94104
Attn: David Hants
Telephone: (415) 705-7020
Telecopy:  (415) 705-7037


NATIONSBANK, N.A.
600 Peachtree Street, N.E.
21st Floor
Atlanta, GA 30308-2214
Attn: Ronald Blissett
Telephone: (404) 607-4138
Telecopy:  (404) 607-6318


DEEPROCK & COMPANY
c/o Eaton Vance Management
24 Federal Street
Boston, MA 02110
Attn: Julianna Reilly
Telephone: (617) 348-0115
Telecopy:  (617) 338-0810


KZH HOLDING CORPORATION III
c/o The Chase Manhattan Bank
450 West 33rd Street, 15th Floor
New York, NY 10001
Attn: Virginia Conway
Telephone: (212) 946-7576
Telecopy:  (212) 946-7776

PROTECTIVE ASSET MANAGEMENT, L.L.C.
1150 Two Galleria Tower
13455 Noel Rd. LB#45
Dallas, TX 75240
Attn: Mark Okada
Telephone: (972) 233-4300
Telecopy:  (972) 233-4343